                                                                 Exhibit 2.1




                            ASSET EXCHANGE AGREEMENT
                                     BETWEEN
                                 CITICASTERS CO.
                                       AND
                       PACIFIC AND SOUTHERN COMPANY, INC.

                            Dated September 26, 1996

                                TABLE OF CONTENTS
                                                                                                           PAGE NO.
ARTICLE I.  EXCHANGE OF TELEVISION STATION ASSETS                                                          --------

                      1.1  Transfer of Television Station
                             Assets..............................................................................2
                      1.2  Excluded Television Station
                             Assets..............................................................................3
                      1.3  Liabilities...........................................................................5

ARTICLE II.           EXCHANGE OF RADIO STATIONS ASSETS

                      2.1  Transfer of Radio Stations Assets....................................................5
                      2.2  Excluded Radio Stations Assets.......................................................7
                      2.3  Liabilities..........................................................................8

ARTICLE III. CONSIDERATION

                      3.1  Consideration........................................................................8
                      3.2  Value of Consideration...............................................................9
                      3.3  Prorations..........................................................................10

ARTICLE IV. THE CLOSING

                      4.1  Time and Place of Closing............................................................11
                      4.2  Deliveries by Citicasters............................................................12
                      4.3  Deliveries by Pacific and Southern...................................................13

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF CITICASTERS

                      5.1  Organization; Qualification..........................................................14
                      5.2  Authority Relative to this Agreement.................................................14
                      5.3  Financial Schedules..................................................................14
                      5.4  Business Since the Citicasters
                             Balance Sheet Date.................................................................15
                      5.5  No Defaults..........................................................................15
                      5.6  Undisclosed Liabilities..............................................................16
                      5.7  Licenses and Authorizations..........................................................16
                      5.8  Compliance with FCC Regulations......................................................18
                      5.9  Qualification as a Broadcast
                             Licensee...........................................................................19
                      5.10 Condition and Adequacy of the
                            Television Station Assets...........................................................19
                      5.11 Contracts and Arrangements...........................................................19
                      5.12 Title................................................................................21
                      5.13 Call Letters; Trademarks.............................................................22
                      5.14 Litigation and Compliance with Laws..................................................22
                      5.15 Employees............................................................................24
                      5.16 Taxes................................................................................24
                      5.17 Instruments of Conveyance; Good Title................................................24
                      5.18 Changes..............................................................................25
                      5.19 Brokers..............................................................................25
                      5.20 Environmental........................................................................25
                      5.21 No Untrue Statement..................................................................26

                                      (ii)

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF PACIFIC AND
                       SOUTHERN

                      6.1  Organization; Qualification...........................................................27
                      6.2  Authority Relative to this Agreement..................................................27
                      6.3  Financial Schedules...................................................................28
                      6.4  Business Since the Pacific and Southern
                             Balance Sheet Date..................................................................28
                      6.5  No Defaults...........................................................................29
                      6.6  Undisclosed Liabilities...............................................................29
                      6.7  Licenses and Authorizations...........................................................30
                      6.8  Compliance with FCC Regulations.......................................................32
                      6.9  Qualification as a Broadcast
                            Licensee.............................................................................32
                      6.10 Condition and Adequacy of the
                            Radio Stations Assets................................................................32
                      6.11 Contracts and Arrangements............................................................33
                      6.12 Title.................................................................................35
                      6.13 Call Letters; Trademarks..............................................................35
                      6.14 Litigation and Compliance with Laws...................................................36
                      6.15 Employees.............................................................................38
                      6.16 Taxes.................................................................................38
                      6.17 Instruments of Conveyance; Good Title.................................................38
                      6.18 Changes...............................................................................39
                      6.19 Brokers...............................................................................39
                      6.20 Environmental.........................................................................39
                      6.21 No Untrue Statement...................................................................40

ARTICLE VII.          MUTUAL COVENANTS OF CITICASTERS AND PACIFIC AND
                              SOUTHERN PENDING THE CLOSING DATE

                      7.1  Maintenance of Business...............................................................41
                      7.2  Organization..........................................................................43
                      7.3  Access to Facilities, Files and Records...............................................43
                      7.4  Representations and Warranties........................................................44
                      7.5  Corporate Action......................................................................44
                      7.6  Applications for FCC Consent..........................................................44
                      7.7  Consents..............................................................................45
                      7.8  Confidential Information..............................................................45
                      7.9  Consummation of Agreement.............................................................46
                      7.10 Notice of Proceedings.................................................................46
                      7.11 Hart-Scott-Rodino Act.................................................................47
                      7.12 Interim Financial Statements..........................................................47

ARTICLE VIII. CONDITIONS TO THE OBLIGATIONS OF CITICASTERS

                      8.1  Representations, Warranties, Covenants................................................48
                      8.2  Proceedings...........................................................................49
                      8.3  FCC Authorizations....................................................................50
                      8.4  Hart-Scott-Rodino.....................................................................51
                      8.5  Opinion of Counsel....................................................................51
                      8.6  Jacor Board Approval..................................................................51
                      8.7  Damage to the Radio Stations Assets...................................................51
                      8.8  Completion of Due Diligence...........................................................52

                                      (iii)

                      8.9  Third-Party Consents................................................................54
                      8.10 Closing Documents...................................................................54

ARTICLE IX. CONDITIONS TO THE OBLIGATIONS OF PACIFIC AND
                       SOUTHERN

                      9.1  Representations, Warranties, Covenants...............................................55
                      9.2  Proceedings..........................................................................56
                      9.3  FCC Authorizations...................................................................57
                      9.4  Hart-Scott-Rodino....................................................................58
                      9.5  Opinion of Counsel...................................................................58
                      9.6  Gannett Board of Approval............................................................58
                      9.7  Damage to the Television
                            Station Assets......................................................................58
                      9.8  Completion of Due Diligence..........................................................59
                      9.9  Third-Party Consents.................................................................61
                      9.10 Closing Documents....................................................................61

ARTICLE X.  INDEMNIFICATION

                      10.1  Survival; Limitations...............................................................62
                      10.2  Indemnification of
                             Pacific and Southern...............................................................63
                      10.3  Indemnification of Citicasters......................................................64
                      10.4  Notice of Claims....................................................................66
                      10.5  Defense of Third Party Claims.......................................................66

ARTICLE XI. TERMINATION RIGHTS

                      11.1  Abandonment of Agreement............................................................67
                      11.2  Liabilities Upon Abandonment........................................................68
                      11.3  Unwind..............................................................................68

ARTICLE XII.  MISCELLANEOUS PROVISIONS

                      12.1  Expenses............................................................................69
                      12.2  Environmental Studies...............................................................70
                      12.3  Employees and Employee Benefits.....................................................71
                      12.4  Accounts Receivable.................................................................76
                      12.5  Further Assurances .................................................................79
                      12.6  Schedules; Lender Amendment.........................................................80
                      12.7  Waiver of Compliance................................................................82
                      12.8  Notices.............................................................................83
                      12.9  Assignment..........................................................................84
                      12.10 Governing Law.......................................................................85
                      12.11 Bulk Sales Law......................................................................85
                      12.12 Control of Stations.................................................................85A
                      12.13 Remedies; Not Exclusive.............................................................85A
                      12.14 Public Announcements................................................................85A
                      12.15 Counterparts........................................................................85B
                      12.16 Entire Agreement; Amendments........................................................85B

                                      (iv)

SCHEDULES
---------

Schedule 1.1  Television Station Tangible Personal Property
Schedule 1.2  Certain Excluded Television Station Assets
Schedule 2.1  Radio Stations Tangible Personal Property
Schedule 2.2  Certain Excluded Radio Stations Assets
Schedule 3.3  Appraisal Value of Television Station Assets and
                Radio Station Assets
Schedule 5.7  Television Station FCC Authorizations
Schedule 5.11 Television Station Contracts
Schedule 5.12 Television Station Owned Real Property
Schedule 5.13 Television Station Rights
Schedule 5.14 Television Station Litigation and Compliance
                with Laws
Schedule 5.15 Television Station Employees; Salaries
Schedule 5.18 Changes Since Citicasters Balance
                Sheet Date
Schedule 6.7  Radio Stations FCC Authorizations
Schedule 6.11 Radio Stations Contracts
Schedule 6.12 Radio Stations Owned Real Property
Schedule 6.13 Radio Stations Rights
Schedule 6.14 Radio Stations Litigation and Compliance
                with Laws
Schedule 6.15 Radio Stations Employees; Salaries
Schedule 6.18 Changes Since Pacific and Southern Balance
                Sheet Date

EXHIBITS
--------

Exhibit 4.2(a) Citicasters Bill of Sale and Assignment
Exhibit 4.2(b) Citicasters Warranty Deed
Exhibit 4.2(c) Opinion of Citicasters's Counsel
Exhibit 4.2(d) Citicasters Assumption Agreement
Exhibit 4.2(e) Certificate of Secretary of Citicasters
Exhibit 4.2(f) Bring Down Certificate of Officer of
                Citicasters
Exhibit 4.3(a) Pacific and Southern Bill of Sale and
                Assignment
Exhibit 4.3(b) Pacific and Southern Warranty Deed
Exhibit 4.3(c) Opinion of Pacific and Southern's Counsel
Exhibit 4.3(d) Pacific and Southern Assumption Agreement
Exhibit 4.3(e) Certificate of Secretary of Pacific and
                Southern
Exhibit 4.3(f) Bring Down Certificate of Officer of
                Pacific and Southern

                            ASSET EXCHANGE AGREEMENT

         ASSET EXCHANGE AGREEMENT ("Agreement") is dated as of September 26, 1996, and is between Pacific and Southern Company, Inc., a Delaware corporation having its principal place of business in Arlington, Virginia ("Pacific and Southern"), and Citicasters Co., an Ohio corporation having its principal place of business in Cincinnati, Ohio ("Citicasters").
         A. Pacific and Southern is the licensee of and owns and operates radio broadcast stations WUSA-FM and WDAE-AM in Tampa, Florida, KSDO-AM and KKBH-FM in San Diego, California and KIIS-AM/FM in Los Angeles, California (the "Radio Stations") pursuant to licenses, permits and other authorizations ("Radio Station FCC Authorizations") issued by the Federal Communications Commission (the "FCC").
         B. Citicasters is the licensee of and owns and operates television broadcast station WTSP-TV in St. Petersburg, Florida (the "Television Station") pursuant to licenses, permits and other authorizations ("Television Station FCC Authorizations") issued by the FCC. The Television Station FCC Authorizations and Radio Station Authorizations being collectively referred to herein as the "FCC Authorizations".
         C. Pacific and Southern and Citicasters desire to exchange ownership of the Radio Stations and the Television Station, respectively (collectively referred to as the "Stations") and their related assets, in a non-taxable, like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986,
as amended (the "Code") under the terms and conditions set forth below.
         Based upon the representations and warranties made by each party to the other in this Agreement, the parties agree to consummate the exchange of the Television Station Assets and the Radio Stations Assets (as those terms are defined in Sections 1.1 and 2.1 below, respectively) on the terms contained herein.

         ARTICLE I.  EXCHANGE OF TELEVISION STATION ASSETS
         ----------  -------------------------------------

         1.1 TRANSFER OF TELEVISION STATION ASSETS. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section
4.1 hereof) Citicasters will exchange, assign, transfer, convey or cause to be conveyed, and deliver to Pacific and Southern, and Pacific and Southern will acquire and accept from Citicasters, the assets and properties, tangible or intangible, of every kind and description used or held for use by Citicasters in connection with the business and operation of the Television Station (all such assets being referred to herein as the "Television Station Assets"), but excluding the Excluded Television Station Assets described in Section 1.2 below. The Television Station Assets include, but are not limited to, the following:

                  (a) All of Citicasters's tangible personal property, assets and equipment used in connection with the business and operation of the Television Station, including those listed in SCHEDULE 1.1, including any replacements and less any retirements or dispositions thereof made between the date hereof and the Closing Date in the ordinary course of Citicasters's business;

                  (b) All real property owned by Citicasters and used primarily in connection with the business and operation of the Television Station (together with all appurtenant easements thereto and all structures, fixtures and improvements located thereon, which need not be listed) as listed in
                           SCHEDULE 5.12, together with any additions thereto between the date hereof and the Closing Date;

                  (c) All contracts, leases, agreements and similar documents that relate to the operation of the Television Station, including, but not limited to, trade agreements (excluding barter programming agreements) with an aggregate value not exceeding $1.00, programming and talent agreements, together with all orders and agreements for the sale of advertising relating to the Television Station, including those described in SCHEDULE 5.11 hereto;

                  (d) All of Citicasters's right, title and interest in and to all licenses, permits and other governmental authorizations related to the Television Station, including, without limitation, the Television Station FCC Authorizations, and all applications therefor, together with any renewals, extensions or modifications thereof, including, without limitation, those listed in SCHEDULE 5.7;

                  (e) All intangible rights and interests issued to or owned by Citicasters and used in connection with the operation of the Television Station as described in SECTIONS 5.7 and 5.13 below, including, without limitation, those listed on SCHEDULE 5.7 and SCHEDULE
                           5.13 hereto; and

                  (f) All files and other records (including FCC records) of Citicasters relating to the operation of the Television Station (other than duplicate copies of such files and records that are maintained in the offices of Citicasters's affiliates).

         1.2 EXCLUDED TELEVISION STATION ASSETS. The following assets relating to the business and operation of the Television Station shall be retained by Citicasters and shall not be exchanged, assigned or transferred to Pacific and

 Southern (the "Excluded Television Station Assets"):

                  (a) All assets of Citicasters not used primarily in connection with the Television Station;

                  (b) Claims by Citicasters with respect to the Excluded Television Station Assets and liabilities not assumed by Pacific and Southern, including without limitation claims for tax refunds and counterclaims with respect to obligations and liabilities not being assumed by Pacific and Southern hereunder;

                  (c) All contracts of insurance and all insurance proceeds or claims made by Citicasters, except as otherwise provided for in Section 9.7 below;

                  (d) All of Citicasters's accounts receivable arising out of Citicasters's operation of the Television Station;

                  (e) All employee benefit plans of any nature and their assets;

                  (f) Cash on hand and in banks, other cash items and cash equivalents;

                  (g)      All right, title and interest in the name
                           "Citicasters";

                  (h) All tangible personal property of Citicasters disposed of or consumed in the ordinary course of the operation of the Television Station as permitted under Section 7.1 below or with the consent of Pacific and Southern between the date of this Agreement and the Closing Date;

                  (i) Citicasters's corporate seal, minute books, charter documents, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of Citicasters and duplicate copies of such records as are necessary to enable Citicasters to file its tax returns and reports as well as any other records or materials relating to Citicasters generally and not involving or relating to the Television Station Assets or the operation of the Television Station;

                  (j) All unpaid copyright royalty payments for programs aired prior to the Closing Date; and

                  (k)      Any right, property or asset described in SCHEDULE
                           1.2 hereto.

         1.3  LIABILITIES.
                  The Television Station Assets shall be exchanged, transferred and conveyed to Pacific and Southern free and clear of all liabilities, liens, security interests and encumbrances of any kind, except for liens for property taxes not yet due and payable and except for those liens listed on SCHEDULES 1.1 AND 5.11 hereto. Pacific and Southern shall assume and undertake to perform the obligations of Citicasters arising and to be performed on or after the Closing Date under the contracts, leases, agreements and similar documents referred to in Section 1.1(c) above, but Pacific and Southern does not assume and will not be liable for any other liability, obligation, claim, lien, security interest or encumbrance of Citicasters or the Television Stations.

         ARTICLE II.  EXCHANGE OF RADIO STATIONS ASSETS
         -----------  ---------------------------------

         2.1 TRANSFER OF RADIO STATIONS ASSETS. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 4.1 hereof) Pacific and Southern will exchange, assign, transfer, convey or cause to be conveyed, and deliver to Citicasters, and Citicasters will acquire and accept from Pacific and Southern, the assets and properties, tangible or intangible, of every kind and description used or held for use by Pacific and Southern in connection with the business and operation of the Radio Stations (all such assets being referred to herein as the "Radio Stations Assets"), but excluding the Excluded Radio Stations Assets described in Section 2.2 below. The Radio

Stations Assets include, but are not limited to, the following:

                  (a) All of Pacific and Southern's tangible personal property, assets and equipment used in connection with the business and operation of the Radio Stations, including those listed in SCHEDULE 2.1 hereto, including any replacements and less any retirements or dispositions thereof made between the date hereof and the Closing Date in the ordinary course of Pacific and Southern's business;

                  (b) All real property owned by Pacific and Southern and used primarily in connection with the business and operations of the Radio Stations (together with all appurtenant easements thereto and all structures, fixtures, and improvements located thereon, which need not be listed) as listed in SCHEDULE 6.12, together with any additions thereto between the date hereof and the Closing Date;

                  (c) All contracts, leases, agreements and similar documents that relate to the operation of the Radio Stations, including, but not limited to, trade agreements (excluding barter programming agreements) with an aggregate value not exceeding $1.00 for the Radio Stations, programming and talent agreements, together with all orders and agreements for the sale of advertising relating to the Radio Stations, including those described in SCHEDULE 6.11 hereto;

                  (d) All of Pacific and Southern's right, title and interest in and to all licenses, permits and other governmental authorizations related to the Radio Stations, including, without limitation, the Radio Station FCC Authorizations, and all applications therefor, together with any renewals, extensions or modifications thereof including, without limitation, those listed in SCHEDULE 6.7.

                  (e) All intangible rights and interests to or owned by Pacific and Southern and used in connection with the operation of the Radio Stations as described in Sections 6.7 and 6.13 below, including, without limitation, those listed on SCHEDULE 6.7 and SCHEDULE
                           6.13 hereto; and

                  (f) All files and other records (including FCC records) of Pacific and Southern relating to the operation of the Radio Stations (other than duplicate copies of such files and records that are maintained in the offices of Pacific and Southern's affiliates).

         2.2 EXCLUDED RADIO STATIONS ASSETS. The following assets relating to the business and operation of the Radio Stations shall be retained by Pacific and Southern and shall not be exchanged, assigned or transferred to Citicasters (the "Excluded Radio Stations Assets"):

                  (a) All assets of Pacific and Southern not used primarily in connection with the Radio Stations;

                  (b) Claims by Pacific and Southern with respect to the Excluded Radio Stations Assets and liabilities not assumed by Citicasters, including without limitation claims for tax refunds and counterclaims with respect to obligations and liabilities not being assumed by Citicasters hereunder;

                  (c) All contracts of insurance and all insurance proceeds or claims made by Pacific and Southern, except as otherwise provided for in Section 8.7 below;

                  (d) All of Pacific and Southern's accounts receivable arising out of Pacific and Southern's operation of the Radio Stations;

                  (e) All employee benefit plans of any nature and their assets;

                  (f) Cash on hand and in banks, other cash items and cash equivalents;

                  (g) the use of the name "Gannett" or "Pacific and Southern" and the call letters "WUSA";

                  (h) All tangible personal property of Pacific and Southern disposed of or consumed in the ordinary course of the operation of the Radio Stations as permitted under Section 7.1 below or with the consent of Citicasters between the date of this Agreement and the Closing Date;

                  (i) Pacific and Southern's corporate seal, minute books, charter documents, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of Pacific and Southern and duplicate copies of such records as are necessary to enable Pacific and Southern to file its tax returns and reports as well as any other records or materials relating to Pacific and Southern generally and not involving or relating to the Radio Stations Assets or the operation of the Radio Stations;

                  (j) All unpaid copyright royalty payments for programs aired prior to the Closing Date; and

                  (k)      Any right, property or asset described in SCHEDULE
                           2.2 hereto.

         2.3  LIABILITIES.
                  (a) The Radio Stations Assets shall be exchanged, transferred and conveyed to Citicasters free and clear of all liabilities, liens, security interests and encumbrances of any kind, except for liens for property taxes not yet due and payable and except for those liens listed on SCHEDULES 2.1 AND 6.11 hereto. Citicasters shall assume and undertake to perform the obligations of Pacific and Southern arising and to be performed on or after the Closing Date under the contracts, leases, agreements and similar documents referred to in
Section 2.1(c) above, but Citicasters does not assume and will not be liable for any other liability, obligation, claim, lien, security interest or encumbrance of Pacific and Southern or the Radio Stations.

         ARTICLE III.      CONSIDERATION.
         ------------      --------------

         3.1  CONSIDERATION.
                  (a) In exchange for the Television Station Assets and the assumption of certain obligations of Citicasters pursuant to Section 1.3 above, Pacific and Southern shall, subject to Article IX below, at the Closing, deliver to Citicasters the

Radio Stations Assets, and Citicasters will assume the obligations of Pacific and Southern pursuant to Section 2.3 hereof.
                  (b) In exchange for the Radio Stations Assets and the assumption of certain obligations of Pacific and Southern pursuant to Section
2.3 above, Citicasters shall, subject to Article VIII below, at the Closing, deliver to Pacific and Southern the Television Station Assets, and Pacific and Southern will assume the obligations of Citicasters pursuant to Section 1.3 hereof.
         3.2 VALUE OF CONSIDERATION. As set forth on SCHEDULE 3.2 which shall be agreed upon and delivered by the parties by the Closing Date, (a) the Radio Stations Assets consisting of tangible personal property are being exchanged for the Television Station Assets consisting of tangible personal property, (b) the Radio Stations Assets consisting of real property are being exchanged for the Television Stations Assets consisting of real property, and (c) the Radio Stations Assets consisting of intangible property are being exchanged for Television Station Assets consisting of intangible property. The parties further agree that the values of the Radio Stations Assets and the Television Station Assets will be based on an appraisal of such assets by Bond and Pecaro, and the fees and expenses of such firm shall be borne equally by the parties. The appraised values will be reflected on SCHEDULE 3.2, and the parties will not take any position inconsistent with the valuations on SCHEDULE 3.2 and will prepare and file all returns and reports related to the exchange contemplated by this Agreement, including all original and amended federal, state and local income tax returns, consistent with such valuations.
         3.3 PRORATIONS
                  (a) PRIOR TO THE CLOSING DATE. Citicasters shall be entitled to all income earned and be responsible for all expenses incurred in connection with the business and operation of the Television Station prior to the Closing Date and in connection with the business and operation of the Radio Stations on or subsequent to the Closing Date. Pacific and Southern shall be entitled to all income earned and be responsible for all expenses incurred in connection with the business and operation of the Radio Stations prior to the Closing Date, and in connection with the business and operation of the Television Station on or subsequent to the Closing Date. Items to be prorated hereunder shall be prorated as of 11:59 p.m., local time per Television or Radio Station market, on the date immediately preceding the Closing Date and shall include, without limitation, power and utility charges, personal property taxes and real property taxes, sick and vacation pay, wages, film payments, license fees, and lease payments. In addition to the foregoing calculations, Pacific and Southern will pay Citicasters One Hundred Fifty Thousand Dollars ($150,000), and Citicasters will pay Pacific and Southern the amount, if any, payable pursuant to Section 7.1(d)(iii) below.
                  (b) TIME FOR PAYMENT. The prorations and adjustments provided for in this Section 3.3, to the extent practicable, shall be made on the Closing Date, and the party owing any net amount shall pay that amount on the Closing Date. As to those prorations and adjustments not capable of being ascertained on the Closing Date, an adjustment and proration shall be made within 90 days of the Closing Date, and payment shall be made at that time.
                  (c) DISPUTE RESOLUTION. In the event of any disputes between the parties as to such prorations, the amounts not in dispute shall nonetheless be paid at the time provided in subsection (b) above, and such disputes shall be determined by an independent certified public accountant mutually acceptable to the parties whose determination shall be final, and the fees and expenses of such accountant shall be borne equally by Citicasters and Pacific and Southern.

         ARTICLE IV.  THE CLOSING
         -----------  -----------

         4.1 TIME AND PLACE OF CLOSING. Subject to the provisions of Articles VIII and IX below, the closing (the "Closing") of the exchange of the Television Station Assets and the Radio Stations Assets shall be held in the offices of Pacific and Southern at 1100 Wilson Boulevard, Arlington, Virginia 22234 at 10:00 a.m. (a) two (2) business days after the later to occur of (x) the satisfaction or waiver of the conditions in Articles VIII and IX (except for conditions based on the delivery of documents or opinions on the Closing Date) and (y) the effective date of the last of the FCC consents to the assignment of the FCC Authorizations contemplated herein, (excluding the Earth Stations (as defined in Section 11.1(i) below)) or (b) such other time and place as shall be mutually agreed upon by the parties (the "Closing Date").
         4.2 DELIVERIES BY CITICASTERS. At the Closing, Citicasters will deliver to Pacific and Southern the following:

                  (a) Bills of sale, deeds, assignments and other instruments of transfer and conveyance transferring and assigning the Television Station Assets to Pacific and Southern, in form and substance satisfactory to the parties, including a bill of sale and assignment in the form attached hereto as EXHIBIT 4.2(a) and a warranty deed in the form to be agreed upon by the parties prior to Closing and attached hereto as EXHIBIT 4.2(b);

                  (b) Consents to assignment from third parties relating to the Material Television Station Contracts listed on
                           SCHEDULE 5.11 hereto, as well as any other consents obtained by Citicasters;

                  (c) Opinion of Graydon, Head & Ritchey, Citicasters's legal counsel, in the form attached hereto as EXHIBIT 4.2(c) and an opinion of Hogan & Hartson, L.L.P., Citicasters's FCC counsel, in form and substance reasonably satisfactory to the parties;

                  (d) An assumption agreement pursuant to which Citicasters shall assume Pacific and Southern's liabilities and obligations as provided in Section 2.3 hereof in the form attached hereto as EXHIBIT 4.2(d);

                  (e) Certificate, dated the Closing Date, of the Secretary of Citicasters as to resolutions of the Board of Directors of Citicasters relating to this Agreement and the transactions contemplated hereby in the form attached hereto as EXHIBIT 4.2(e);

                  (f) Certificate of an officer of Citicasters certifying the fulfillment of the conditions set forth in Sections 9.1(a) and 9.1(b) below in the form attached hereto as EXHIBIT 4.2(f); and

                  (g) Additional material as Pacific and Southern may reasonably request.

         4.3 DELIVERIES BY PACIFIC AND SOUTHERN. At the Closing, Pacific and Southern will deliver to Citicasters the following:

                  (a) Bills of sale, deeds, assignments and other instruments of transfer and conveyance transferring and assigning the Radio Stations Assets to Citicasters, in form and substance satisfactory to the parties, including a bill of sale and assignment in the form attached hereto as EXHIBIT 4.3(a) and a warranty deed in the form to be agreed upon by the parties prior to Closing and attached hereto as
                           EXHIBIT 4.3(b);

                  (b) Consents to assignment from third parties relating to the Material Radio Stations Contracts listed on
                           SCHEDULE 6.11 hereto, as well as any other consents obtained by Citicasters;

                  (c) Opinion of Nixon, Hargrave, Devans & Doyle, Pacific and Southern's legal counsel, in the form attached hereto as EXHIBIT 4.3(c) and an opinion of Reed Smith Shaw & McClay, Pacific and Southern's FCC counsel in form and substance reasonably satisfactory to the parties;

                  (d) An assumption agreement pursuant to which Pacific and Southern shall assume Citicasters's liabilities and obligations as provided in Section 1.3 hereof in the form attached hereto as EXHIBIT 4.3(d);

                  (e) Certificate dated the Closing Date, of the Secretary of Pacific and Southern as to resolutions of the Board of Directors of Pacific and Southern relating to this Agreement and the transactions contemplated hereby in the form attached hereto as EXHIBIT 4.3(e);

                  (f) Certificate of an officer of Pacific and Southern certifying the fulfillment of the conditions set forth in Sections 8.1(a) and 8.1(b) below in the form attached hereto as EXHIBIT 4.3(f); and

                  (g) Additional material as Citicasters may reasonably request.

         ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF CITICASTERS
         ----------  ---------------------------------------------
         Citicasters represents and warrants to Pacific and Southern as follows:
         5.1 ORGANIZATION; QUALIFICATION. Citicasters is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Citicasters has the full power and authority to own and operate the Television Station Assets and to carry on the business operations of the Television Station as such operations are now being conducted.
         5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Citicasters has the full corporate power, authority and legal right to execute and deliver this Agreement and to consummate the transactions and perform its obligations as contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will be duly and validly authorized by all necessary corporate and shareholder action, and this Agreement has been duly and validly executed and delivered by Citicasters and constitutes a legal, valid and binding obligation of Citicasters enforceable against Citicasters in accordance with its terms.
         5.3 FINANCIAL SCHEDULES. Citicasters has furnished to Pacific and Southern (i) the unaudited financial statements of Citicasters with respect to the Television Station for the fiscal year ended December 31, 1995 and (ii) unaudited income statements and balance sheets for the periods through July 31, 1996 (the "Financial Schedules"). July 31, 1996 is the "Citicasters Balance Sheet Date". The Financial Schedules have been prepared from and are in accordance with the books and records regularly maintained by Citicasters with respect to the Television Station. The Financial Schedules present fairly the financial condition, results of operations and cash flow of the Television Station for the periods indicated. No material adjustments of the Financial Schedules are required for a fair presentation of the financial condition and the results of the Television Station's operations for the periods indicated. The Financial Schedules are true and correct in all material respects. Citicasters makes no representations, however, about the future business or financial prospects of the Television Station for Pacific and Southern's intended purposes.
         5.4 BUSINESS SINCE THE CITICASTERS BALANCE SHEET DATE. Since the Citicasters Balance Sheet Date: (a) the business of the Television Station has been conducted in the ordinary course of business and in substantially the same manner as it was before the Citicasters Balance Sheet Date, and (b) there have been no material adverse changes in the business, condition (financial or otherwise) or results of the Television Station's operations.
         5.5 NO DEFAULTS. The execution, delivery and performance of this Agreement by Citicasters will not (a) conflict with any provision of the Articles of Incorporation or Code of Regulations of Citicasters, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under or conflict with any of the terms, conditions or provisions of any Television Station Contract

(as defined in Section 5.11 below), note, bond, mortgage or other instrument or obligation relating to the Television Station's business and to which any of the Television Station Assets may be subject, (c) violate any law, statute, rule, regulation, order, injunction or decree of any federal, state or local governmental authority or agency applicable to Citicasters or any of the Television Station Assets, or (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the Television Station Assets.
         5.6 UNDISCLOSED LIABILITIES. Citicasters has no obligation or liability to be reflected or reserved against in any of the Financial Schedules which is not fully reflected or reserved against in such Financial Schedules or otherwise disclosed hereunder, and there is no asserted or unasserted claim or contingent liability whether or not required to be reflected or reserved against in the Financial Schedules, which in reasonable likelihood could after Closing result in any form of transferee liability against Pacific and Southern or subject the Television Station Assets to any lien, encumbrance, claim, charge, security interest or imposition whatsoever or otherwise affect the full, free and unencumbered use of the Television Station Assets by Pacific and Southern in any material respect.
         5.7 LICENSES AND AUTHORIZATIONS. (a) As of the date of this Agreement, Citicasters is the holder of the Television Station FCC Authorizations listed in
SCHEDULE 5.7 to this Agreement. Citicasters will deliver to Pacific and Southern true and complete copies of the Television Station FCC Authorizations. Such Television Station FCC Authorizations constitute all of the licenses and authorizations required under the Communications Act of 1934, as amended (the "Communications Act"), and the current rules, regulations, and policies of the FCC for and/or used in the operation of the Television Station as now operated. The Television Station FCC Authorizations are in full force and effect and are unimpaired by any act or omission of Citicasters, or its officers, directors, employees or agents. There is not now pending, or to the knowledge of Citicasters threatened, any action by or before the FCC to revoke, cancel, rescind, modify or refuse to renew any of such Television Station FCC Authorizations, and there is not now pending, or to the knowledge of Citicasters threatened, issued or outstanding by or before the FCC, any investigation, Order to Show Cause, Notice of Violation, Notice of Apparent Liability or Notice of Forfeiture or complaint against Citicasters or any of its affiliates with respect to the Television Station. In the event of any such action, or the filing or issuance of any such order, notice or complaint against Citicasters, or Citicasters's learning of the threat thereof, Citicasters shall promptly notify Pacific and Southern of same in writing and shall take all reasonable measures, at its expense, to contest in good faith or seek removal or rescission of such action, order, notice or complaint.
                  (b) The Television Station is operating in compliance with the Television Station FCC Authorizations, the

Communications Act and the current rules, regulations and policies of the FCC. All material reports, forms and statements required to be filed by Citicasters with the FCC with respect to the Television Station since the grant of the last renewal of the Television Station FCC Authorizations have been filed and are complete and accurate. Citicasters has no reason to believe that the Television Station FCC Authorizations will not be renewed in the ordinary course.
                  (c) In addition to the Television Station FCC Authorizations described above, SCHEDULE 5.7 to this Agreement lists all other licenses, permits and authorizations that are held by Citicasters as of the date hereof that are required for the conduct of the Television Station's business operations, as presently conducted, and which, if not present or not in full force and effect, would have a material adverse effect on such business operations. All such licenses, permits and authorizations are in full force and effect with no material violations of any of them having occurred.
         5.8 COMPLIANCE WITH FCC REGULATIONS. The operation of the Television Station and all of the Television Station Assets are in compliance with (a) all applicable engineering standards required to be met under applicable FCC rules, and (b) all other applicable rules, regulations, requirements and policies of the FCC, including, but not limited to, ANSI/IEEE Radiation Standards C95.1 - 1992 to the extent required to be met under applicable FCC rules and regulations; and there are no existing claims known to Citicasters to the contrary.

         5.9 QUALIFICATION AS A BROADCAST LICENSEE. Citicasters knows of no fact which would, under existing law and the existing rules, regulations and practices of the FCC, disqualify Citicasters as (a) assignee of the Radio Stations FCC Authorizations listed in SCHEDULE 6.7 to this Agreement, or (b) owner and operator of the Radio Stations. Citicasters will take no action which it knows or has reason to know would cause such disqualification.
         5.10 CONDITION AND ADEQUACY OF THE TELEVISION STATION ASSETS. The tangible assets included in the Television Station Assets are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable in accordance with general industry practices for the purposes for which they are currently used and intended to be used.
         5.11 CONTRACTS AND ARRANGEMENTS. (a) SCHEDULE 5.11 hereto contains true and complete lists of all of the contracts (written or oral) included in the Television Station Assets, except for those contracts involving annual consideration of less than $10,000 or which are terminable by Citicasters without penalty or other financial obligation upon notice of thirty (30) days or less (the "Television Station Contracts"), including, but not limited to the following Television Station Contracts:

         (i)      Any television network affiliation agreements;

         (ii) Contracts evidencing time sales to advertisers or advertising agencies;

         (iii)    Any trade or barter agreements;

         (iv) Sales agency or advertising representation contracts;

         (v) Contracts for the future construction or purchase of capital improvements, purchase of materials, supplies or equipment, or for the sale of assets (other than broadcast time);

         (vi)     Employment contracts or consulting contracts;

         (vii) Licenses or agreements under which Citicasters is authorized to broadcast on the Television
                  Station programming supplied by others;

         (viii)   Leases of real property;

         (ix)     Leases of personal property; and

         (x) Any other contract or lease not made in the usual and ordinary course of business.

         (b) SCHEDULE 5.11 specifies those Television Station Contracts the assignment of which requires the consent of a third party and which Pacific and Southern and Citicasters have agreed are material to the operation of the Television Station pursuant to Section 12.6 ("Material Television Station Contracts"). Provided that any requisite consent to the assignment of the Television Station Contracts to Pacific and Southern is obtained, each of the contracts and leases which is assigned to and assumed by Pacific and Southern on the Closing Date is valid and in full force and effect.
         (c) Subject to Citicasters's obtaining all necessary third-party consents, Citicasters has full legal power and authority to assign its rights under the Television Station Contracts to Pacific and Southern in accordance with this Agreement, and such assignment shall not affect the validity, enforceability and continuity of any of the Television Station Contracts. Neither Citicasters, nor to its knowledge any other party, has defaulted or caused an event of default or other event which with notice or lapse of time or both, would, in reasonable likelihood, constitute a default or an event of default, under any such Television Station Contract, or under any contracts being assumed by Pacific and Southern hereunder, which defaults or events of default in the aggregate would exceed $200,000. Citicasters has provided Pacific and Southern with complete copies of all of the Television Station Contracts and, to the best of Citicasters's knowledge, all other written contracts of the Television Station.
         5.12  TITLE.
         (a) SCHEDULE 5.12 lists all real property included in the Television Station Assets (the "Television Station Owned Real Estate"). Citicasters owns and has good and valid marketable title to such properties, free and clear of all security interests, mortgages, conditional sales agreements, charges, liens and encumbrances, except for liens for taxes not yet due and payable, and those liens set forth on SCHEDULE 5.12 which will be removed at or prior to Closing.
         (b) SCHEDULE 5.11 lists all real property leased by Citicasters and used in the Television Station's operation (the "Television Station Leased Real Estate"). SCHEDULE 1.1 lists all material tangible personal property included in the Television Station Assets. Except as set forth in SCHEDULE 1.1 OR SCHEDULE 5.11, Citicasters owns and has good and valid title to such properties, free and clear of all security interests, mortgages, pledges, conditional sales agreements, charges, liens and encumbrances, except for liens for taxes not yet due and payable.

         5.13 CALL LETTERS; TRADEMARKS. SCHEDULE 5.13 to this Agreement sets forth a correct and complete list of all call letters, copyrights, trademarks, trade names, service marks, jingles, slogans, logos and patents which are owned or held for use by Citicasters solely in connection with the business and operation of the Television Station and which are material to the financial condition of the Television Station Assets (the "Television Station Rights"). The registrations (if any) for the Television Station Rights are valid, in good standing and uncontested. Citicasters possesses adequate rights, licenses or other authority to use all Television Station Rights necessary to conduct the business of the Television Station as presently conducted. Citicasters has not received any notice with respect to any alleged infringement or unlawful or improper use of any Television Station Rights owned or alleged to be owned by others. No director, officer or employee of Citicasters or of any of its affiliates has any interest in any Television Station Right listed on SCHEDULE 5.13, all of which are free and clear of any lien, security interest, claim or encumbrance of any kind, except for those liens set forth on SCHEDULE 5.13 which will be removed at or prior to Closing. Citicasters has not granted any outstanding licenses or other rights to any Television Station Rights listed on
SCHEDULE 5.13, and Citicasters has no knowledge of any infringement of any of the Television Station Rights.
         5.14 LITIGATION AND COMPLIANCE WITH LAWS. Except as set forth on
SCHEDULE 5.14: (a) Citicasters, with respect to the Television Station, has not been operating under or subject to, or in default with respect to, any order, writ, injunction, judgment or decree of any court or federal, state, or local governmental authority or agency which has or could reasonably be expected to have a materially adverse effect on the business, operations or financial condition of the Television Station; (b) neither Citicasters nor any of its officers or agents has received any inquiry, written or oral, from any such authority or agency concerning any of the operations or business of the Television Station during the 12-month period prior to the date of this Agreement which could reasonably be expected to have a materially adverse effect on the business, operations or financial condition of the Television Station; and (c) there is no litigation pending by or against, or to Citicasters's knowledge threatened against, Citicasters or the Television Station related to or affecting any of the Television Station Assets. Except as disclosed in SCHEDULE 5.14 and except for environmental matters which will be governed exclusively by Section 5.20 below, Citicasters has complied in all material respects with all laws, regulations, orders or decrees applicable to the Television Station, and the present uses by Citicasters of the Television Station Assets do not violate any such laws, regulations, orders or decrees, in any material respect, including, with respect to any owned or leased real property, any applicable zoning ordinance and other governmental regulations, and Citicasters has no knowledge of any basis for any claim for compensation or damage or other relief from any violation of the foregoing.
         5.15 EMPLOYEES. SCHEDULE 5.15 lists the names and salaries or rates of commission of all the full and part-time employees of the Television Station. Citicasters is not a party to any collective bargaining agreement or any other labor agreement covering or relating to any of the employees of the Television Station, and has not recognized and has not received a demand for recognition of any collective bargaining representative.
         5.16 TAXES. Citicasters has paid in full all taxes, estimated taxes, interest, assessments, and penalties due and payable by it. Citicasters does not and will not in the future have any liability, fixed or contingent, for any unpaid federal, state or local taxes or other governmental or regulatory charges whatsoever which could result in a lien on the Television Station Assets after conveyance thereof to Pacific and Southern or in any other form of transferee liability to Pacific and Southern.
         5.17 INSTRUMENTS OF CONVEYANCE; GOOD TITLE. The instruments to be executed by Citicasters and delivered to Pacific and Southern at the Closing conveying the Television Station Assets to Pacific and Southern will transfer good and marketable title to the Television Station Assets free and clear of all liabilities, obligations and encumbrances, except as provided elsewhere in this Agreement.
        5.18 CHANGES. Except as shown on SCHEDULE 5.18 to this Agreement, since the Citicasters Balance Sheet Date, Citicasters has not, with respect to the business of the Television Station: (a) mortgaged, pledged or subjected to a lien or any other encumbrance any of the Television Station Assets; (b) sold or transferred any material asset used or useful in the business of the Television Station; or (c) increased the compensation payable or to become payable to any employee or agent, except regularly scheduled increases in accordance with historical practices.
         5.19 BROKERS. There is no broker or finder or other person who would have any valid claim against Pacific and Southern for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by Citicasters.
         5.20 ENVIRONMENTAL. (a) In connection with the operation of the Television Station, no release, emission or discharge into the environment of hazardous substances including, without limitation, Polychlorinated Bypenyls ("PCBs"), hazardous waste or air pollutants or toxic pollutants, as defined under any law, statute, ordinance, order, judgment or regulation, whether federal, state or local ("Environmental Laws"), by Citicasters, and to the best of

Citicasters's knowledge, by any other person, has occurred, is presently occurring, or is anticipated to occur in excess of permitted levels or reportable quantities, under any Environmental Law. To the best of Citicasters's knowledge, no hazardous waste has been disposed of by Citicasters or by any other person on the real property occupied by the Television Station or its transmitters. As used herein, the term "hazardous waste" shall have the same meaning as it has in the Resource Conservation and Recovery Act ("RCRA"), as amended, and in the equivalent state statutes, if any, of Florida.
         (b) The Television Station's present use of the Television Station Assets does not violate any Environmental Law, occupational safety and health or other applicable law, the effect of which violation could materially adversely affect the Television Station Assets or Pacific and Southern's use thereof, or which could impose a liability on Pacific and Southern. Citicasters warrants that the technical equipment included in the Television Station Assets does not contain any PCBs that are required by law to be removed and if any equipment does contain PCBs, that such equipment is stored and maintained in compliance with applicable law. Citicasters has complied in all material respects with all Environmental Laws applicable to the Television Station and its operations, including but not limited to, the FCC's guidelines regarding RF radiation.
         5.21 NO UNTRUE STATEMENT. No representation or warranty made by Citicasters in this Agreement, and no statement made in any certificate, document, exhibit or schedule furnished or to be furnished in connection with the transactions herein contemplated, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation or warranty or any such statement not misleading to Pacific and Southern.


         ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF PACIFIC AND SOUTHERN
         -----------  ------------------------------------------------------

         Pacific and Southern represents and warrants to Citicasters as follows:
         6.1 ORGANIZATION; QUALIFICATION. Pacific and Southern is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Pacific and Southern has the full power and authority to own and operate the Radio Stations Assets and to carry on the business operations of the Radio Stations as such operations are now being conducted.
         6.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Pacific and Southern has the full corporate power, authority and legal right to execute and deliver this Agreement and to consummate the transactions and perform its obligations as contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will be duly and validly authorized by all necessary corporate and shareholder action, and this Agreement has been duly and validly executed and delivered by Pacific and Southern and constitutes a legal, valid and binding obligation of Pacific and Southern enforceable against Pacific and Southern in accordance with its terms.
         6.3 FINANCIAL SCHEDULES. Pacific and Southern has furnished to Citicasters (i) the unaudited financial statements of Pacific and Southern with respect to the Radio Stations for the fiscal year ended December 31, 1995 and
(ii) unaudited income statements and balance sheets for the periods through August 4, 1996 (the "Financial Schedules"). August 4, 1996 is the "Pacific and Southern Balance Sheet Date". The Financial Schedules have been prepared from and are in accordance with the books and records regularly maintained by Pacific and Southern with respect to the Radio Stations. The Financial Schedules present fairly the financial condition, results of operations and cash flow of the Radio Stations for the periods indicated. No material adjustments of the Financial Schedules are required for a fair presentation of the financial condition and the results of the Radio Stations' operations for the periods indicated. The Financial Schedules are true and correct in all material respects. Pacific and Southern makes no representations, however, about the future business or financial prospects of the Radio Stations for Citicasters's intended purposes.
         6.4 BUSINESS SINCE THE PACIFIC AND SOUTHERN BALANCE SHEET DATE. Since the Pacific and Southern Balance Sheet Date:

(a) the business of the Radio Stations has been conducted in the ordinary course of business and in substantially the same manner as it was before the Pacific and Southern Balance Sheet Date, and (b) there have been no material adverse changes in the business, condition (financial or otherwise) or results of the Radio Stations' operations.
         6.5 NO DEFAULTS. The execution, delivery and performance of this Agreement by Pacific and Southern will not (a) conflict with any provision of the Articles of Incorporation or bylaws of Pacific and Southern, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under or conflict with any of the terms, conditions or provisions of any Radio Stations Contract (as defined in Section 6.11 below), note, bond, mortgage or other instrument or obligation relating to the Radio Stations' business and to which any of the Radio Stations Assets may be subject, (c) violate any law, statute, rule, regulation, order, injunction or decree of any federal, state or local governmental authority or agency applicable to Pacific and Southern or any of the Radio Stations Assets, or (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the Radio Stations Assets.
         6.6 UNDISCLOSED LIABILITIES. Pacific and Southern has no obligation or liability to be reflected or reserved against in any of the Financial Schedules which is not fully reflected or reserved against in such Financial Schedules or otherwise disclosed hereunder, and there is no asserted or unasserted claim or contingent liability whether or not required to be reflected or reserved against in the Financial Schedules, which in reasonable likelihood could after Closing result in any form of transferee liability against Citicasters or subject the Radio Stations Assets to any lien, encumbrance, claim, charge, security interest or imposition whatsoever or otherwise affect the full, free and unencumbered use of the Radio Stations Assets by Citicasters in any material respect.
         6.7 LICENSES AND AUTHORIZATIONS. (a) As of the date of this Agreement, Pacific and Southern is the holder of the Radio Stations FCC Authorizations listed in SCHEDULE 6.7 to this Agreement. Pacific and Southern will deliver to Citicasters true and complete copies of the Radio Stations FCC Authorizations. Such Radio Stations FCC Authorizations constitute all of the licenses and authorizations required under the Communications Act, and the current rules, regulations, and policies of the FCC for and/or used in the operation of the Radio Stations as now operated. The Radio Stations FCC Authorizations are in full force and effect and are unimpaired by any act or omission of Pacific and Southern, or its officers, directors, employees or agents. There is not now pending, or to the knowledge of Pacific and Southern threatened, any action by or before the FCC to revoke, cancel, rescind, modify or refuse to renew any of such Radio Stations FCC Authorizations, and there is not now pending, or to the knowledge of Pacific and Southern threatened, issued or outstanding by or before the FCC, any investigation, Order to Show Cause, Notice of Violation, Notice of Apparent Liability or Notice of Forfeiture or complaint against Pacific and Southern or any of its affiliates with respect to the Radio Stations. In the event of any such action, or the filing or issuance of any such order, notice or complaint against Pacific and Southern, or Pacific and Southern's learning of the threat thereof, Pacific and Southern shall promptly notify Citicasters of same in writing and shall take all reasonable measures, at its expense, to contest in good faith or seek removal or rescission of such action, order, notice or complaint.
         (b) The Radio Stations are operating in compliance with the Radio Stations FCC Authorizations, the Communications Act and the current rules, regulations and policies of the FCC. All material reports, forms and statements required to be filed by Pacific and Southern with the FCC with respect to the Radio Stations since the grant of the last renewal of the Radio Stations FCC Authorizations have been filed and are complete and accurate. Pacific and Southern has no reason to believe that the Radio Stations FCC Authorizations will not be renewed in the ordinary course.
         (c) In addition to the Radio Stations FCC Authorizations described above, SCHEDULE 6.7 to this Agreement lists all other licenses, permits and authorizations that are held by Pacific and Southern as of the date hereof that are required for the conduct of the Radio Stations' business operations, as presently conducted, and which, if not present or not in full force and effect, would have a material adverse effect on such business operations. All such licenses, permits and authorizations are in full force and effect with no violations of any of them having occurred.
         6.8 COMPLIANCE WITH FCC REGULATIONS. The operation of the Radio Stations and all of the Radio Stations Assets are in compliance with (a) all applicable engineering standards required to be met under applicable FCC rules, and (b) all other applicable rules, regulations, requirements and policies of the FCC, including, but not limited to, ANSI/IEEE Radiation Standards C95.1 - 1992 to the extent required to be met under applicable FCC rules and regulations; and there are no existing claims known to Pacific and Southern to the contrary.
         6.9 QUALIFICATION AS A BROADCAST LICENSEE. Pacific and Southern knows of no fact which would, under existing law and the existing rules, regulations and practices of the FCC, disqualify Pacific and Southern as (a) assignee of the Television Station FCC Authorizations listed in SCHEDULE 5.7 to this Agreement, or (b) owner and operator of the Television Station Assets. Pacific and Southern will take no action which it knows or has reason to know would cause such disqualification.
         6.10 CONDITION AND ADEQUACY OF THE RADIO STATIONS ASSETS. The tangible assets included in the Radio Stations Assets are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable in accordance with general industry practices for the purposes for which they are currently used and intended to be used.
         6.11 CONTRACTS AND ARRANGEMENTS. (a) SCHEDULE 6.11 hereto contains true and complete lists all of the contracts (written or oral) included in the Radio Stations Assets, except for those contracts involving annual consideration of less than $10,000 or which are terminable by Pacific and Southern without penalty or other financial obligation upon notice of thirty (30) days or less (the "Radio Stations Contracts"), including but not limited to the following Radio Stations Contracts:

         (i)      Any radio network affiliation agreements;

         (ii) Contracts evidencing time sales to advertisers or advertising agencies;

         (iii)    Any trade or barter agreements;

         (iv) Sales agency or advertising representation contracts;

         (v) Contracts for the future construction or purchase of capital improvements, purchase of materials, supplies or equipment, or for the sale of assets (other than broadcast time);

         (vi)     Employment contracts or consulting contracts;

         (vii) Licenses or agreements under which Pacific and Southern is authorized to broadcast on the Radio Stations programming supplied by others;

         (viii)   Leases of real property;

         (ix)     Leases of personal property; and

         (x) Any other contract or lease not made in the usual and ordinary course of business.

         (b) SCHEDULE 6.11 specifies those Radio Stations Contracts the assignment of which requires the consent of a third party and which Citicasters and Pacific and Southern have agreed are material to the operation of each Radio Station pursuant to Section 12.6 ("Material Radio Stations Contracts"). Provided that any requisite consent to the assignment of Radio Stations Contracts to Citicasters is obtained, each of the contracts and leases which is assigned to and assumed by Citicasters on the Closing Date is valid and in full force and effect.
         (c) Subject to Pacific and Southern's obtaining all necessary third-party consents, Pacific and Southern has full legal power and authority to assign its rights under the Radio Stations Contracts to Citicasters in accordance with this Agreement, and such assignment shall not affect the validity, enforceability and continuity of any of the Material Radio Stations Contracts. Neither Pacific and Southern, nor to its knowledge any other party, has defaulted or caused an event of default or other event which with notice or lapse of time or both, would, in reasonable likelihood, constitute a default or an event of default, under any such Radio Stations Contract, or under any contracts being assumed by Citicasters hereunder, which defaults or events of default in the aggregate would exceed $200,000. Pacific and Southern has provided Citicasters with complete copies of all of the Radio Stations Contracts and, to the best of Pacific and Southern's knowledge, all other written contracts of the Television Station.

         6.12  TITLE.
                  (a) SCHEDULE 6.12 lists all real property included in the Radio Stations Assets (the "Radio Stations Owned Real Estate"). Pacific and Southern owns and has good and valid marketable title to such properties, free and clear of all security interests, mortgages, conditional sales agreements, charges, liens and encumbrances, except for liens for taxes not yet due and payable, and those liens set forth on SCHEDULE 6.12 which will be removed at or prior to Closing.
                  (b) SCHEDULE 6.11 lists all real property leased by Pacific and Southern and used in the Radio Stations' operation (the "Radio Stations Leased Real Estate"). SCHEDULE 2.1 lists all material tangible personal property included in the Radio Stations Assets. Except as set forth in SCHEDULE 2.1 OR
SCHEDULE 6.11, Pacific and Southern owns and has good and valid title to such properties, free and clear of all security interests, mortgages, pledges, conditional sales agreements, charges, liens and encumbrances, except for liens for taxes not yet due and payable.
         6.13 CALL LETTERS; TRADEMARKS. SCHEDULE 6.13 to this Agreement sets forth a correct and complete list of all call letters, copyrights, trademarks, trade names, service marks, jingles, slogans, logos and patents which are owned or held for use by Pacific and Southern solely in connection with the business and operation of the Radio Stations and which are material to the financial condition of the Radio Stations

Assets (the "Radio Stations Rights"). The registrations (if any) for the Radio Stations Rights are valid, in good standing and uncontested. Pacific and Southern possesses adequate rights, licenses or other authority to use all Radio Stations Rights necessary to conduct the business of the Radio Stations as presently conducted. Pacific and Southern has not received any notice with respect to any alleged infringement or unlawful or improper use of any Radio Stations Rights owned or alleged to be owned by others. No director, officer or employee of Pacific and Southern or of any of its affiliates has any interest in any Radio Stations Right listed on SCHEDULE 6.13, all of which are free and clear of any lien, security interest, claim or encumbrance of any kind, except for those liens set forth on SCHEDULE 6.13 which will be removed at or prior to Closing. Pacific and Southern has not granted any outstanding licenses or other rights to any Radio Stations Rights listed on SCHEDULE 6.13, and Pacific and Southern has no knowledge of any infringement of any of the Radio Stations Rights.
         6.14 LITIGATION AND COMPLIANCE WITH LAWS. Except as set forth on
SCHEDULE 6.14: (a) Pacific and Southern, with respect to the Radio Stations, has not been operating under or subject to, or in default with respect to, any order, writ, injunction, judgment or decree of any court or federal, state, or local governmental authority or agency which has or could reasonably be expected to have a materially adverse effect on the business, operations or financial condition of the Radio Stations; (b) neither Pacific and Southern nor any of its officers or agents has received any inquiry, written or oral, from any such authority or agency concerning any of the operations or business of the Radio Stations during the 12- month period prior to the date of this Agreement which could be expected to have a material adverse effect on the business, operations or financial condition of the Radio Stations; and (c) there is no litigation pending by or against, or to Pacific and Southern's knowledge threatened against, Pacific and Southern or the Radio Stations related to or affecting any of the Radio Stations Assets. Except as disclosed in SCHEDULE 6.14, and except for environmental matters which will be governed exclusively by Section 6.20 below, Pacific and Southern has complied in all material respects with all laws, regulations, orders or decrees applicable to the Radio Stations, and the present uses by Pacific and Southern of the Radio Stations Assets do not violate any such laws, regulations, orders or decrees, in any material respect, including, with respect to any owned or leased real property, any applicable zoning ordinance and other governmental regulations, and Pacific and Southern has no knowledge of any basis for any claim for compensation or damage or other relief from any violation of the foregoing.

         6.15 EMPLOYEES. SCHEDULE 6.15 lists the names and salaries or rates of commission of all the full and part-time employees of the Radio Stations. Except as shown on SCHEDULE 6.9, Pacific and Southern is not a party to any collective bargaining agreement or any other labor agreement covering or relating to any of the employees of the Radio Stations, and has not recognized and has not received a demand for recognition of any collective bargaining representative.
         6.16 TAXES. Pacific and Southern has paid in full all taxes, estimated taxes, interest, assessments, and penalties due and payable by it. Pacific and Southern does not and will not in the future have any liability, fixed or contingent, for any unpaid federal, state or local taxes or other governmental or regulatory charges whatsoever which could result in a lien on the Radio Stations Assets after conveyance thereof to Citicasters or in any other form of transferee liability to Citicasters.
         6.17 INSTRUMENTS OF CONVEYANCE; GOOD TITLE. The instruments to be executed by Pacific and Southern and delivered to Citicasters at the Closing conveying the Radio Stations Assets to Citicasters will transfer good and marketable title to the Radio Stations Assets free and clear of all liabilities, obligations and encumbrances, except as provided elsewhere in this Agreement.

         6.18 CHANGES. Except as shown on SCHEDULE 6.18 to this Agreement, since the Pacific and Southern Balance Sheet Date, Pacific and Southern has not, with respect to the business of the Radio Stations: (a) mortgaged, pledged or subjected to a lien or any other encumbrance, any of the Radio Stations Assets;
(b) sold or transferred any material asset used or useful in the business of the Radio Stations; or (c) increased the compensation payable or to become payable to any employee or agent, except regularly scheduled increases in accordance with historical practices.
         6.19 BROKERS. There is no broker or finder or other person who would have any valid claim against Citicasters for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by Pacific and Southern.
         6.20 ENVIRONMENTAL. (a) In connection with the operation of the Radio Stations, no release, emission or discharge into the environment of hazardous substances including, without limitation, PCBs, hazardous waste or air pollutants or toxic pollutants, as defined under any Environmental Laws, by Pacific and Southern, and to the best of Pacific and Southern's knowledge, by any other person, has occurred, is presently occurring, or is anticipated to occur in excess of permitted levels or reportable quantities, under any Environmental Law. To the best of Pacific and Southern's knowledge, no hazardous waste has been disposed of by Pacific and Southern or by any other person on the real property occupied by the Radio Stations or their transmitters. As used herein, the term "hazardous waste" shall have the same meaning as it has in RCRA, as amended, and in the equivalent state statutes, if any, of Florida or California, as applicable.
         (b) The Radio Stations' present use of the Radio Stations Assets does not violate any Environmental Law, occupational safety and health or other applicable law, the effect of which violation could materially adversely affect the Radio Stations Assets or Citicasters's use thereof, or which could impose a liability on Citicasters. Pacific and Southern warrants that the technical equipment included in the Radio Stations Assets does not contain any PCBs that are required by law to be removed and if any equipment does contain PCBs, that such equipment is stored and maintained in compliance with applicable law. Pacific and Southern has complied in all material respects with all Environmental Laws applicable to the Radio Stations and their operations, including but not limited to, the FCC's guidelines regarding RF radiation.
         6.21 NO UNTRUE STATEMENT. No representation or warranty made by Pacific and Southern in this Agreement, and no statement made in any certificate, document, exhibit or schedule furnished or to be furnished in connection with the transactions herein contemplated, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation or warranty or any such statement not misleading to Citicasters.

         ARTICLE VII.  MUTUAL COVENANTS OF CITICASTERS AND PACIFIC AND
         ------------  -----------------------------------------------
SOUTHERN PENDING THE CLOSING DATE.
----------------------------------

         Except with the prior consent of the other party, Citicasters and Pacific and Southern covenant and agree with respect to the Stations that from the date hereof to and including the Closing Date:
         7.1 MAINTENANCE OF BUSINESS. (a) Each party shall continue to carry on the business and operation of the Stations in substantially the same manner as heretofore in the ordinary course of business.
                  (b) Each party shall continue to operate the Stations in accordance with the terms of the FCC Authorizations and in compliance with all applicable laws and FCC rules and regulations. Each party will promptly execute any necessary applications for renewal of the FCC Authorizations for the Stations, without conditions adverse to the other party. Each party will deliver to the other party, promptly after filing, copies of any reports, applications or communications with the FCC related to the Stations which are filed between the date of this Agreement and the Closing Date. Each party, as applicable, will file with the FCC a statement that each consents to the substitution of the other party in the place of the renewal applicant relating to any pending renewal application for any of the FCC Authorizations;

                  (c) Each party shall, at its expense, maintain all machinery and equipment used in the business and operation of the Stations it owns in a normal state of repair and efficiency. Each party will fully perform its obligations under all contracts to be assigned to and assumed by the other party. Each party will maintain in full force and effect through the Closing Date adequate property damage, liability and other insurance with respect to the Television Station Assets and the Radio Stations Assets, respectively (collectively referred to as the "Station Assets"), including without limitation, insurance sufficient to fully replace the Station Assets as described in Sections 8.7 and 9.7.
                  (d) Prior to the Closing Date, neither party will without the other party's prior written consent, which consent shall not be unreasonably withheld:
                           (i)  Sell, lease, transfer or agree to sell, lease or
transfer any of the Station Assets without replacement thereof with an asset of substantially equivalent kind, condition and value;
                           (ii) Enter into any contract of employment or
collective bargaining agreement, or permit any increases or changes in the compensation (including bonus) of any of the Stations' employees, except for regularly scheduled increases in accordance with historical practices;
                           (iii)  Enter into or amend any contract or commitment
with respect to the Stations (A) involving total consideration of more than $10,000 individually or $200,000 in the aggregate and/or (B) for a term exceeding one year, or waive any right or enter into any other transaction, other than as permitted by other provisions of this Agreement, except that Citicasters may renew its existing representation agreement with Telerep without Pacific and Southern's prior written consent for a one or two-year term upon the same terms and conditions currently therein, provided that Citicasters will pay Pacific and Southern $215,000 on the Closing Date if there has been a two-year renewal of such agreement;
                           (iv)  Renew, renegotiate, modify, amend or terminate
any existing time sales contracts with respect to the Stations except in the ordinary and usual course of business;
                           (v)  Apply to the FCC for any construction permit
with respect to the Stations or make any material change in the Stations' buildings, leasehold improvements or fixtures; or
                           (vi)  Enter into any barter or trade contract valued
in excess of $10,000 individually or $200,000 in the aggregate.
         7.2 ORGANIZATION. Each party shall preserve the business organization of the Stations intact and preserve good relations with its suppliers, customers, employees and others having business relations with it.
         7.3 ACCESS TO FACILITIES, FILES AND RECORDS. At the reasonable request of one party, the other party shall from time to time give or cause to be given to the officers, employees, accountants, counsel and accredited representatives of the other party (a) full access during normal business hours to all facilities, property, accounts, books, minute books, deeds, title papers, licenses, agreements, contracts, tax returns, records and files of every character, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable and inventories related to the Stations it owns, and (b) all such other information concerning the affairs of the Stations as is reasonably requested.
         7.4 REPRESENTATIONS AND WARRANTIES. Each party shall render accurate at and as of the Closing Date the representations and warranties made by it in this Agreement, except as otherwise provided in Sections 5.20 and 6.20. Each party shall give detailed written notice to the other party promptly upon the occurrence of or becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach, or would have caused a breach had such event occurred or been known prior to the date hereof, of any of its representations or warranties contained in this Agreement or in any Schedule hereto.
         7.5 CORPORATE ACTION. Subject to the provisions of this Agreement, each party will take all necessary corporate and other action required of it to carry out the transactions contemplated by this Agreement.
         7.6 APPLICATIONS FOR FCC CONSENT. As promptly as practicable after the date of this Agreement, and in no event later than three (3) business days after the execution of this

Agreement, each party will file applications with the FCC requesting its written consent to the assignment of the FCC Authorizations for the Stations (and any extension or renewals thereof) from one party to the other party. Each party will diligently take, or cooperate in the taking of, all steps that are necessary, proper or desirable to expedite the preparation of such applications and their prosecution to a favorable conclusion.
         7.7 CONSENTS. Each party will use its reasonable efforts to obtain or cause to be obtained prior to the Closing Date consents to the assignment to or assumption by the other party of all of the Television Station Contracts and Radio Stations Contracts, respectively included in the Station Assets which require the consent of any third party by reason of the transactions provided for in this Agreement; provided, however, that neither party shall be required to make any payments or to incur any obligations to third parties in connection with the obtaining of any such consent. Each party will deemed to have fulfilled its obligations under this Section 7.7 with respect to non-Material Television Station Contracts and non-Material Radio Station Contracts by sending one written request for consent to assignment to the other contracting party(ies) thereto.
         7.8 CONFIDENTIAL INFORMATION. If for any reason the transactions contemplated in this Agreement are not consummated, neither party shall disclose to third parties any information designated as confidential and received from the other party or its agents in the course of investigating, negotiating and completing the transactions contemplated by this Agreement, including without limitation to the terms of this Agreement. Nothing shall be deemed to be confidential information which:(a) is known to the receiving party at the time of its disclosure to it;(b) becomes publicly known or available other than through disclosure by the receiving party (c) is rightfully received by the receiving party from a third party; (d) is independently developed by the receiving party or (e) is required by law, rule or regulation to be disclosed. Each party will be deemed to have fulfilled its confidentiality obligations under this Section 7.8 if it affords the other party's confidential information the same degree of confidentiality as it affords its own sensitive business information.
         7.9 CONSUMMATION OF AGREEMENT. Subject to the provisions of Section
11.1 of this Agreement, each party shall use its best efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out.
         7.10 NOTICE OF PROCEEDINGS. Each party will promptly notify the other party in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or seeking damages as a result of the consummation of this

Agreement, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute any action or proceeding to restrain or enjoin consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.
         7.11 HART-SCOTT-RODINO ACT. As soon as possible after the execution of this Agreement, but in no event later than ten (10) business days thereafter, each party shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice as are required to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if such filing is required, and shall promptly furnish all materials and information thereafter requested by any of the regulatory agencies having jurisdiction over such filings.
         7.12 INTERIM FINANCIAL STATEMENTS. Each party shall deliver to the other party unaudited interim financial statements for the Stations promptly after the close of each of such party's standard fiscal accounting period that occurs between the Balance Sheet Date and the Closing Date. Each party will deliver to the other party promptly when available weekly gross order reports for the Stations between the date of this Agreement and the Closing Date.

                  ARTICLE VIII.  CONDITIONS TO THE OBLIGATIONS OF CITICASTERS
                  -------------  --------------------------------------------

         The obligations of Citicasters under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or at the Closing Date:
         8.1  REPRESENTATIONS, WARRANTIES, COVENANTS.
                  (a) Each of the representations and warranties of Pacific and Southern contained in this Agreement and in any schedule or exhibit to this Agreement delivered by Pacific and Southern pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and accurate as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and accurate;
                  (b) Pacific and Southern shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing Date, other than delivery to Citicasters of the instruments conveying the Radio Stations Assets to Citicasters; and
                  (c) Pacific and Southern shall have delivered to Citicasters a certificate of an officer of Pacific and Southern, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 8.1(a) and 8.1(b) above.

         8.2  PROCEEDINGS.
                  (a) No action or proceeding shall have been instituted before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement which, in the reasonable opinion of Citicasters, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or an award of such substantial damages; and
                  (b) Neither of the parties to this Agreement shall have received written notice from any governmental body of (i) its intent to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigative Demand) into the consummation of this Agreement, or (ii) the actual commencement of such an investigation.
                  (c) In the event such a notice of intent as specified in
Section 8.2(b)(i) above is received or such an action, proceeding or investigation as specified in 8.2(b)(i) and (ii) above is commenced, this Agreement may not be abandoned by Citicasters for a period of two hundred seventy (270) days from the date of such notice of intent or notice of commencement, but Closing shall be delayed during such period; provided, however, that in no event will any such delay extend beyond the drop-dead date specified in Section 11.1(j) unless the parties mutually agree otherwise. This Agreement may be abandoned by Citicasters after this two hundred seventy (270)- day period if, in the reasonable opinion of Citicasters, there is a likely probability that an investigation will result in an action or proceeding of the type described in clause (a) of this Section 8.2.
         8.3 FCC AUTHORIZATIONS. The FCC shall have given its written consents to the assignment of the FCC Authorizations, without any conditions materially adverse to Citicasters, (provided that Citicasters may, if there shall be a challenge made to the FCC consent to any assignment of the FCC Authorizations prior to such consent becoming a final order not subject to further review or appeal, delay (but subject in any event to the terms of Sections 4.1 and 11.1) the Closing of the transactions contemplated by this Agreement if and for so long as its outside FCC counsel shall provide it with a written opinion (with a copy to Pacific and Southern) to the effect that the challenge has raised material non-frivolous issues which could require substantive review of the merits of the challenge by the FCC and/or any reviewing court and which would more probably than not result in reversal or rescission of the FCC consent to the assignment of the FCC Authorizations); provided, however, it shall not be a precondition to Closing that renewal of any Radio Stations FCC Authorizations has been issued by the FCC, provided that Citicasters may, if there shall be a challenge made to the FCC consent to any renewal of the Radio Stations FCC Authorizations prior to such renewal becoming effective, delay (but subject in any event to the terms of Section 4.1 and

11.1) the Closing of the transactions contemplated by this Agreement if and for so long as its outside FCC counsel shall provide it with a written opinion (with a copy to Pacific and Southern) to the effect that the challenge has raised material non-frivolous issues which could require substantive review of the merits of the challenge by the FCC and/or any reviewing court and which more probably than not result in a non-grant of the renewal, or a reversal or rescission of the renewal, of the Radio Stations FCC Authorizations. In the event renewal is denied and such denial is a final order, Citicasters may terminate this Agreement.
         8.4 HART-SCOTT-RODINO. The waiting period under the Hart-Scott-Rodino Act shall have expired, and no order of a court restraining the transactions contemplated by this Agreement shall be outstanding.
         8.5 OPINION OF COUNSEL. Citicasters shall have received an opinion of Nixon, Hargrave, Devans & Doyle, counsel for Pacific and Southern, and an opinion from Reed Smith Shaw and McClay, Pacific and Southern's FCC counsel, dated the Closing Date, in accordance with Section 4.3(c) above.
         8.6 JACOR BOARD APPROVAL.  Jacor Communications, Inc.'s
Board of Directors shall have approved this Agreement and the transactions contemplated hereby.
         8.7 DAMAGE TO THE RADIO STATION ASSETS.
                  (a) If on the Closing Date the Radio Stations Assets shall have suffered damage or loss sufficient to prevent operation of any of the Radio Stations consistent with Pacific and Southern's past operation of such Radio Station, and such Radio Station operations cannot be restored within five (5) days after such loss, then Citicasters shall have the right at its election to complete the purchase hereunder and to collect and receive on behalf of Pacific and Southern the proceeds of any insurance payable to Pacific and Southern on account of such damage or loss, including the amount of any deductible payable by Pacific and Southern related to such insurance proceeds. If Citicasters does not so elect, it shall have the right to terminate this Agreement, and upon such termination Citicasters and Pacific and Southern shall be released from any liability under this Agreement.
                  (b) With respect to any other such damage or loss to the Radio Stations Assets as of the Closing Date that does not prevent the operation of any of the Radio Stations to the extent specified above, Pacific and Southern shall assign to Citicasters the proceeds of any insurance payable to Pacific and Southern on account of such damage or loss, including the amount of any deductible payable by Pacific and Southern related to such insurance proceeds.
         8.8 COMPLETION OF DUE DILIGENCE. Citicasters shall have until twenty
(20) days (or thirty (30) days with respect to matters referred to in subparagraphs (a) and (b) below) after the delivery to Citicasters of the schedules required to be delivered by Pacific and Southern pursuant to Section 12.6(a) of this Agreement to complete its due diligence with respect to the Radio Stations Assets. If Citicasters's due diligence under this Section 8.8 reveals any conditions of which Citicasters was unaware prior to the date of this Agreement and/or any breaches of Pacific and Southern's representations, warranties and/or covenants hereunder, which unknown conditions and/or breaches in the aggregate would have a material adverse effect on the aggregate value of the Radio Stations or on Citicasters's ability to operate any Radio Station as it is currently being operated by Pacific and Southern, then Citicasters may terminate this Agreement and neither Citicasters nor Pacific and Southern shall have any further liability hereunder. Without limiting the foregoing, such due diligence may include:
                  (a) ENVIRONMENTAL AUDIT. Citicasters may obtain a Phase I environmental audit report (the "Phase I Report") at Citicasters's sole expense regarding the Radio Stations Owned Real Estate and the Radio Stations Leased Real Estate (collectively the "Radio Stations Real Estate") the results of which will give rise to those rights and obligations specified in Section 12.2 below.
                  (b) TITLE INSURANCE AND SURVEYS. Citicasters may obtain (i) commitments for ALTA title insurance policies with respect to the Radio Stations Owned Real Estate (the "Titles"); and (ii) staked-on-ground boundary surveys of the Radio Stations Owned Real Estate, certified current as of the date of delivery thereof, prepared by a duly licensed and registered land surveyor acceptable to Citicasters (the "Surveys"). Citicasters shall pay all costs and expenses of obtaining the Titles and the Surveys, including without limitation, all title insurance premiums associated therewith. Any such Surveys shall be made and prepared in accordance with the Minimum Standard Detail requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1986.
                  (c) REAL ESTATE. Citicasters may confirm that services for utilities, including without limitation, for water and sewer service, telephone service, electric and/or gas service, and sanitary services shall be sufficient to service the use of the Radio Stations Real Estate in a manner consistent with Pacific and Southern's use thereof.
                  (d) BUILDING AND MECHANICAL INSPECTION. Citicasters may obtain an inspection report from a reputable engineer at Citicasters's sole expense indicating that the condition of the material buildings, structures, improvements and fixtures comprising part of the Radio Stations Real Estate is as set forth in Section 5.10 above.
         8.9 THIRD-PARTY CONSENTS. Pacific and Southern shall have obtained and shall have delivered to Citicasters all third-party consents to the assignment of the Material Radio Stations Contracts.
         8.10 CLOSING DOCUMENTS. Pacific and Southern shall have delivered or caused to be delivered to Citicasters, on the Closing Date, all such instruments of conveyance and transfer consistent with this Agreement and customarily required to effect the sale, transfer, assignment and conveyance of the

Radio Stations Assets to Citicasters, including, without limitation, each of the documents required to be delivered by Pacific and Southern pursuant to Section
4.3 of this Agreement.

                  ARTICLE IX.  CONDITIONS TO THE OBLIGATIONS OF PACIFIC AND
                  -----------  --------------------------------------------
SOUTHERN
--------

         The obligations of Pacific and Southern under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or at the Closing Date.
         9.1  REPRESENTATIONS, WARRANTIES, COVENANTS.
                  (a) Each of the representations and warranties of Citicasters contained in this Agreement and in any schedule or exhibit to this Agreement delivered by Citicasters pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and accurate as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and accurate;
                  (b) Citicasters shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing Date, other than delivery to Pacific and Southern of the instruments conveying the Television Station Assets to Pacific and Southern; and
                  (c) Citicasters shall have delivered to Pacific and Southern a certificate of an officer of Citicasters, dated the

Closing Date, certifying to the fulfillment of the conditions set forth in Sections 9.1(a) and 9.1(b) above.
                  9.2  PROCEEDINGS.
                  (a) No action or proceeding shall have been instituted before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement which, in the reasonable opinion of Pacific and Southern, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or an award of such substantial damages; and
                  (b) Neither of the parties to this Agreement shall have received written notice from any governmental body of (i) its intent to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigative Demand) into the consummation of this Agreement or (ii) the actual commencement of such an investigation.
                  (c) In the event such a notice of intent is received or such an investigation is commenced, this Agreement may not be abandoned by Pacific and Southern for a period of two hundred seventy (270) days from the date of such notice of intent or notice of commencement, but Closing shall be delayed during such period; provided, however, that in no event will any such delay extend beyond the drop-dead date specified in Section 11.1(j) unless the parties mutually agree otherwise. This Agreement may be abandoned by Pacific and Southern after the two hundred seventy (270)-day period if, in the reasonable opinion of Pacific and Southern, there is a likely probability that an investigation will result in an action or proceeding of the type described in clause (a) of this
Section 9.2.
         9.3 FCC AUTHORIZATIONS. The FCC shall have given its written consents to the assignment of the FCC Authorizations, without any conditions materially adverse to Pacific and Southern (provided that Pacific and Southern may, if there shall be a challenge made to the FCC consent to any assignment of the FCC Authorizations prior to such consent becoming a final order not subject to further review or appeal, delay (but subject in any event to the terms of Sections 4.1 and 11.1) the Closing of the transactions contemplated by this Agreement if and for so long as its outside FCC counsel shall provide it with a written opinion (with a copy to Citicasters) to the effect that the challenge has raised material non-frivolous issues which could require substantive review of the merits of the challenge by the FCC and/or any reviewing court and which would more probably than not result in reversal or rescission of the FCC consent to the assignment of the FCC Authorizations); provided, however, it shall not be a precondition to Closing that the renewal of any Television Station FCC Authorizations has been issued by the FCC, provided that Pacific and Southern may, if there shall be a challenge made to the FCC consent to any renewal of the Television Station FCC Authorizations prior to such renewal becoming a effective, delay (but subject in any event to the terms of Section 4.1 and 11.1) the Closing of the transactions contemplated by this Agreement if and for so long as Pacific and Southern's outside FCC counsel shall provide it with a written opinion (with a copy to Citicasters) to the effect that the challenge has raised material non-frivolous issues which could require substantive review of the merits of the challenge by the FCC and/or any reviewing court and which more probably than not result in a non-grant of the renewal, or a reversal or rescission of the renewal, of the Television Station FCC Authorizations. In the event renewal is denied and such denial is a final order, Pacific and Southern may terminate this Agreement.
         9.4 HART-SCOTT-RODINO. The waiting period under the Hart-Scott-Rodino Act shall have expired, and no order of a court restraining the transactions contemplated by this Agreement shall be outstanding.
         9.5 OPINION OF COUNSEL. Pacific and Southern shall have received an opinion of Graydon, Head & Ritchey counsel for Citicasters, and an opinion from Hogan & Hartson, L.L.P., Citicasters's FCC counsel, dated the Closing Date, in accordance with Section 4.2(c) above.
         9.6 GANNETT BOARD APPROVAL. Gannett Co., Inc.'s Board of Directors shall have approved this Agreement and the transactions contemplated hereby.
         9.7  DAMAGE TO THE TELEVISION STATION ASSETS.
                  (a) If on the Closing Date the Television Stations Assets shall have suffered damage or loss sufficient to prevent operation of the Television Station consistent with Citicasters's past operation of the Television Station, and such Television Station operations cannot be restored within five (5) days after such loss, then Pacific and Southern shall have the right at its election to complete the purchase hereunder and to collect and receive on behalf of Citicasters the proceeds of any insurance payable to Citicasters on account of such damage or loss, including the amount of any deductible payable by Citicasters related to such insurance proceeds. If Pacific and Southern does not so elect, it shall have the right to terminate this Agreement, and upon such termination Pacific and Southern and Citicasters shall be released from any liability under this Agreement.
         (b) With respect to any other such damage or loss to the Television Station Assets as of the Closing Date that does not prevent the operation of the Television Station to the extent specified above, Citicasters shall assign to Pacific and Southern the proceeds of any insurance payable to Citicasters on account of such damage or loss, including the amount of any deductible payable by Citicasters related to such insurance proceeds.
         9.8 COMPLETION OF DUE DILIGENCE. Pacific and Southern shall have until twenty (20) days (or thirty (30) days with respect to matters referred to in subparagraphs (a) and (b) below) after the delivery to Pacific and Southern of the schedules and related documents required to be delivered by

Citicasters pursuant to Section 12.6(b) of this Agreement to complete its due diligence with respect to the Television Station Assets. If Pacific and Southern's due diligence under this Section 9.8 reveals any conditions of which Pacific and Southern was unaware as of the date of this Agreement and/or any breaches of Citicasters's representations, warranties and/or covenants hereunder, which unknown conditions and/or breaches in the aggregate would have a material adverse effect on the aggregate value of the Television Station or on Pacific and Southern's ability to operate the Television Station as it is currently being operated by Citicasters, then Pacific and Southern may terminate this Agreement and neither Citicasters nor Pacific and Southern shall have any further liability hereunder. Without limiting the foregoing, such due diligence may include:
                  (a) ENVIRONMENTAL AUDIT. Pacific and Southern may obtain a Phase I Report at Pacific and Southern's sole expense regarding the Television Station Owned Real Estate and the Television Station Leased Real Estate (collectively the "Television Station Real Estate"), the results of which will give rise to those rights and obligations specified in Section 12.2 below.
                  (b) TITLE INSURANCE AND SURVEYS. Pacific and Southern may obtain (i) commitments for ALTA title insurance policies with respect to the Television Station Owned Real Estate (the "Titles"); and (ii) staked-on-ground boundary surveys of the Television Station Owned Real Estate, certified current as of the date of delivery thereof, prepared by a duly licensed and registered land surveyor acceptable to Pacific and Southern (the "Surveys"). Pacific and Southern shall pay all costs and expenses of obtaining the Titles and the Surveys, including without limitation, all title insurance premiums associated therewith. Any such Surveys shall be made and prepared in accordance with the Minimum Standard Detail requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1986.
                  (c) REAL ESTATE. Pacific and Southern may confirm that services for utilities, including without limitation, for water and sewer service, telephone service, electric and/or gas service, and sanitary services shall be sufficient to service the use of the Television Station Real Estate in a manner consistent with Citicasters's use thereof.
                  (d) BUILDING AND MECHANICAL INSPECTION. Pacific and Southern may obtain an inspection report from a reputable engineer at Pacific and Southern's sole expense indicating that the condition of the material buildings, structures, improvements and fixtures comprising part of the Television Station Real Estate is as set forth in Section 6.10 above.
         9.9 THIRD-PARTY CONSENTS. Citicasters shall have obtained and shall have delivered to Pacific and Southern all third-party consents to the assignment of the Material Television Station Contracts.
         9.10 CLOSING DOCUMENTS. Citicasters shall have delivered or caused to be delivered to Pacific and Southern, on the

Closing Date, all such instruments of conveyance and transfer consistent with this Agreement and customarily required to effect the sale, transfer, assignment and conveyance of the Television Station Assets to Pacific and Southern, including, without limitation, each of the documents required to be delivered by Citicasters pursuant to Section 4.2 of this Agreement.

         ARTICLE X.  INDEMNIFICATION
         ----------  ---------------

         10.1  SURVIVAL; LIMITATIONS.
                  (a) The several representations, warranties, covenants and agreements of Citicasters and Pacific and Southern contained in or made pursuant to this Agreement shall be deemed to have been made on the Closing Date, shall survive the Closing Date and shall remain operative and in full force and effect for a period of one year after the Closing Date, except that the representations, warranties, covenants and agreements contained in Sections 5.2, 5.5, 5.7, 5.12, 5.16, 5.17, 6.2, 6.5, 6.7, 6.12, 6.16, 6.17, 10.2(c), 10.2(d),
10.2(e), 10.3(c), 10.3(d), 10.3(e) and 12.3 shall survive without time limit.
                  (b) Except as otherwise provided for in Section 10.1(d) below, neither party shall be entitled to indemnification under this Agreement for any indemnification claim until the aggregate losses, damages or expenses suffered by such party exceed $1,000,000 (the "Threshold"), whereupon the indemnified party shall be entitled to indemnification pursuant to this Article X for indemnification claims from the indemnifying party for any losses, damages or expenses suffered by the indemnified in excess of the Threshold, except that the Threshold shall not apply to claims under Sections 10.2(c), 10.2(d), 10.2(e), 10.3(c), 10.3(d), 10.3(e) and 12.3.
                  (c) Each party's maximum aggregate liability to the other for indemnification claims under this Agreement shall be $25,000,000.
                  (d) Any breach by either party of its respective representations and warranties in Sections 5.20 and 6.20 above shall be governed exclusively in accordance with those sections and excluded from each party's indemnification obligations pursuant to this Article X.
         10.2 INDEMNIFICATION OF PACIFIC AND SOUTHERN. Citicasters agrees that it shall indemnify and hold Pacific and Southern, its affiliated companies and subsidiaries, and their respective employees, directors, officers, agents, successors and assigns harmless from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation, (i) liabilities for reasonable attorneys' fees and disbursements and
(ii) any taxes imposed on the receipt of any payments under this Article X (reduced by any taxes saved as a result of the damage, claim, loss, expense, use, obligation or liability being indemnified ("Loss and Expense"), suffered directly or indirectly by such persons by reason of, or arising out of:
                  (a) any breach of representation or warranty made by Citicasters pursuant to this Agreement,
                  (b) any failure by Citicasters to perform or fulfill any of its covenants or agreements set forth in this Agreement,
                  (c) any failure by Citicasters to pay or perform when due any of its liabilities or obligations (including without limitation any liability for taxes) arising out of or related to the business of the Television Station which have not been assumed by Pacific and Southern hereunder or to pay any amounts due under Article III above,
                  (d) any failure by Citicasters to pay or discharge on or subsequent to the Closing Date any liabilities or obligations assumed by Citicasters hereunder or incurred or first required to be performed by Citicasters with respect to the Radio Stations on or after the Closing Date, or
                  (e) any litigation, proceeding or claim by any third party (including governmental agencies) relating to the business or operation of the Television Station prior to the Closing Date or relating to the business or operation of the Radio Stations on or after the Closing Date.
         10.3 INDEMNIFICATION OF CITICASTERS. Pacific and Southern agrees that it shall indemnify and hold Citicasters its affiliated companies and subsidiaries and their respective employees, directors, officers, agents, successors and assigns harmless from and against any and all Loss and Expense suffered directly or indirectly by such persons by reason of, or arising out of:
                  (a) any breach of representation or warranty made by Pacific and Southern pursuant to this Agreement,
                  (b) any failure by Pacific and Southern to perform or fulfill any of its covenants or agreements set forth in this Agreement,
                  (c) any failure by Pacific and Southern to pay or perform when due any of its liabilities or obligations (including without limitation any liability for taxes) arising out of or related to the business of the Radio Stations which have not been assumed by Citicasters hereunder or to pay any amounts due under Article III above,
                  (d) any failure by Pacific and Southern to pay or discharge on or subsequent to the Closing Date any liabilities or obligations assumed by Pacific and Southern hereunder or incurred or first required to be performed by Pacific and Southern with respect to the Television Station on or after the Closing Date, or
                  (e) any litigation, proceeding or claim by any third party (including governmental agencies) relating to the business or operation of the Radio Stations prior to the Closing Date or relating to the business or operation of the Television Station on or after the Closing Date.

         10.4 NOTICE OF CLAIMS. If Citicasters or Pacific and Southern believes that it is entitled to indemnification hereunder, it shall notify the other party promptly in writing and within the applicable time period specified in
Section 10.1, describing such Loss and Expense, the amount thereof, if known, and the method of computation of the Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. The amount of the Loss and Expense set forth in the notice shall not be a limitation on any claim for the actual amount of such Loss and Expense, however.
         10.5 DEFENSE OF THIRD PARTY CLAIMS. If any action at law or suit in equity is instituted by a third party (a "Claim") with respect to which any of the parties intends to claim a Loss and Expense under this Article X, such party shall promptly notify the indemnifying party of such action or suit. The indemnifying party shall have the right to conduct and control any Claim through counsel of its own choosing, but the indemnified party may, at its election, participate in the defense of any such Claim at its sole cost and expense. If the indemnifying party does not notify the indemnified party within 10 days after receipt of the notice specified in this Section 10.5 that it is defending any such Claim, then the indemnified party may defend such Claim and settle such Claim, through counsel of its own choosing, and recover from the indemnifying party the amount of such Loss or Expense.

         Notwithstanding the foregoing, the failure by a party to abide by these terms and conditions shall not affect the other party's obligations to indemnify such party against Loss and Expense under this Article X, provided that the indemnifying party is not prejudiced by such failure.

         ARTICLE XI.  TERMINATION RIGHTS
         -----------  ------------------

         11.1 ABANDONMENT OF AGREEMENT. This Agreement may be terminated by Citicasters or Pacific and Southern at any time prior to the Closing Date:
                  (a) by the mutual consent of both parties hereto;
                  (b) by Citicasters if any of the conditions in Article VIII hereof have not been met by the time required and have not been waived;
                  (c) by Pacific and Southern if any of the conditions in
Article IX hereof have not been met by the time required and have not been waived;
                  (d) by either party pursuant to Section 8.7(a) or 9.7(a) above, as applicable;
                  (e) by either party pursuant to Section 12.2(b) below;
                  (f) by either party pursuant to Section 8.8 or 9.8 above, as applicable;
                  (g) by either party pursuant to Section 12.6 below;
                  (h) by any non-defaulting party hereto if the other party, within three (3) business days after the execution of this Agreement (provided that the parties shall have used their best efforts to cooperate in their preparation), has not placed on file with the FCC its portions of substantially complete applications for FCC consent to the transfer or assignment of its Stations;
                  (i) by any party hereto if the FCC has denied or designated for a trial-type hearing any of the assignments of the FCC Authorizations contemplated by this Agreement, except for the assignments of the earth stations and radiolocation authorization listed on SCHEDULE 5.7 (collectively, "Earth Stations"); or
                  (j) by any party hereto if the Closing has not been fully completed by the later of (i) July 31, 1997 or (ii) forty-five (45) days after the last of the FCC's consents to the assignment of the FCC Authorizations (excluding the Earth Stations) has become a final order not subject to any further review or appeal. No termination pursuant to this Section 11.1 shall relieve any party of liability it would otherwise have for breach of this Agreement.
         11.2 LIABILITIES UPON ABANDONMENT. In the event this Agreement is terminated pursuant to Section 11.1 above, no party hereto shall have any liability to the other party for costs, expenses, damages, loss of anticipated profits or otherwise, unless the termination occurs because of any misrepresentation or breach of warranty by such party or the failure by such party in the performance of, or compliance with, any covenant or agreement contained in this Agreement.
         11.3 UNWIND. In the event the parties close prior to the time that the last of the FCC's consents to the assignment of the FCC Authorizations, except for the Earth Stations, has become a final order not subject to further review or appeal, and if there shall be a material non-frivolous challenge (in the opinion of either party's FCC counsel) made to the FCC consent to the assignment of any of the FCC Authorizations and/or an action by the FCC or its staff on its own motion to reconsider the consent to the assignment of any of the FCC Authorizations (excluding the Earth Stations), then the parties will negotiate and enter into a mutually agreeable arrangement to unwind the transactions in this Agreement upon FCC action vacating its consent or an equivalent action by a court of competent jurisdiction so as to put the parties in the positions they were in prior to the Closing.

         ARTICLE XII.  MISCELLANEOUS PROVISIONS
         ------------  ------------------------

         12.1 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses. All costs associated with transferring the Station Assets to the other party pursuant to this Agreement, including without limitation any sales or use taxes or recording or transfer taxes or fees, shall be paid by the transferring party. All filing fees related to the parties' respective filing under the Hart-Scott-Rodino Act pursuant to Section 7.11 above shall be shared equally by Citicasters and Pacific and Southern. The cost of title insurance for the real property acquired by each party hereunder shall be paid by such party.
         12.2 ENVIRONMENTAL STUDIES. (a) Either party may, at its election and cost, conduct an environmental study of the real property owned or leased by the other party for use in or relating to the operation of the Stations. If a study hereunder indicates that any representation or warranty made by Citicasters in
Section 5.20 or by Pacific and Southern in Section 6.20 is untrue, such party shall disclose the results of such study to the other party, and the terms of
Section 5.20 or 6.20, as applicable, and this Section 12.2 will govern. Citicasters and Pacific and Southern agree that the results of any environmental study carried out pursuant to this Section 12.2 shall not be disclosed to any third parties other than either party's employees, agents, representatives or lenders (provided that any such disclosure to a lender is required by a credit agreement between such party and its lender), unless such disclosure is required by law.
         (b) If the parties learn between the date of this Agreement and the Closing Date that either Citicasters or Pacific and Southern is not in compliance with the provisions of Sections 5.20 or 6.20, as applicable, then the noncomplying party ("Non-Complying Party") may, at the other party's ("Other Party") election, be required to contribute up to $250,000 toward the cure of such non-complying conditions as required by applicable law and to use reasonable efforts to complete such cure prior to the Closing Date. If the cost to cure such conditions would exceed $250,000 in the aggregate, the Other Party may elect to terminate this Agreement. The Other Party agrees to give the Non-Complying Party twenty (20) days prior written notification of its intention to terminate the Agreement, during which twenty (20)-day period the Non-Complying Party shall notify the Other Party as to whether it intends to cure the identified conditions. If the Non-Complying Party elects to cure such conditions, the Other Party shall not be entitled to terminate this Agreement. If the Other Party elects not to terminate the Agreement hereunder, then the Other Party shall assume all obligations to cure any such environmental conditions in excess of the $250,000 payable by the Non-Complying Party pursuant to this Section 12.2.

         12.3  EMPLOYEES AND EMPLOYEE BENEFITS.
                  (a) The parties agree that Pacific and Southern shall have the right to elect which of the Television Station employees it will hire as of the Closing Date. Pacific and Southern will notify Citicasters in writing no less than five (5) days prior to Closing of those Television Station employees it does not intend to hire. Citicasters shall be responsible for payment of all compensation (including accrued vacation, commissions and sick pay) payable to all employees of the Television Station up through the day preceding the Closing Date. Citicasters shall pay all non-qualified, out-of-pocket pension liabilities and other employee liabilities to employees or former employees of the Television Station related to the period prior to the Closing Date whether or not hired by Pacific and Southern, and shall provide COBRA coverage for such employees. Citicasters will retain all of the Television Station's employee benefit plans and pension plans, and Pacific and Southern will not assume any obligations under such plans related to any period of time. Citicasters shall be fully and solely responsible for any costs, expenses, obligations and liabilities, vested or non-vested, arising out of the pension or retirement obligations attributable to the Television Station's current or former employees related to the period prior to the Closing Date. Citicasters agrees to indemnify, defend and hold Pacific and Southern harmless from and against all direct and indirect costs, expenses or liabilities arising from or relating to claims made by the Television Station's employees (i) by reason of termination of employment pursuant to this Agreement, and (ii) in respect of any employee benefit plans of Citicasters.
                  (b) To the extent severance is required, Citicasters will be responsible for all employee severance obligations with respect to Television Station employees who are not hired by Pacific and Southern on the Closing Date or whose employment at the Television Station terminates at any time between the Closing Date and sixty (60) days thereafter, unless such termination is for cause; provided, however, that

Pacific and Southern will reimburse Citicasters for such severance obligations in accordance with the following:
                           (i) for employees not covered by a collective
                  bargaining agreement, two (2) weeks' compensation for each terminated employee's initial year of employment or portion of a year at the Television Station, and one (1) week's compensation for each additional year or portion of a year;
                           (ii)  for employees covered by a collective
                  bargaining agreement, severance pay as defined in such agreement.
Pacific and Southern will reimburse Citicasters for its severance obligations hereunder as follows: (i) on the Closing Date, for severance paid to Television Station employees not hired by Pacific and Southern on the Closing Date, and
(ii) promptly after receipt of written notice from Citicasters for severance paid to Television Station employees whose employment terminates between the Closing Date and sixty (60) days thereafter.
                  (c) Citicasters will be responsible for all medical insurance costs relating to COBRA coverage for those Television Station Employees who are not hired by Pacific and Southern on the Closing Date, and Pacific and Southern will be responsible for all medical insurance costs relating to COBRA coverage for those Television Station employees whose employment at the Television Station terminates at any time after the Closing Date.

                  (d) The parties agree that Citicasters shall have the right to elect which of the Radio Stations employees it will hire as of the Closing Date. Citicasters will notify Pacific and Southern in writing no less than five (5) days prior to closing of those Radio Stations employees it does not intend to hire. Pacific and Southern shall be responsible for payment of all compensation (including accrued vacation, commissions and sick pay) payable to all employees of the Radio Stations up through the day preceding the Closing Date. Pacific and Southern shall pay all non-qualified, out-of-pocket pension liabilities and other employee liabilities to employees or former employees of the Radio Stations related to any period prior to the Closing Date whether or not hired by Citicasters, and shall provide COBRA coverage for such employees. Pacific and Southern will retain all of the Radio Stations' employee benefit plans and pension plans, and Citicasters will not assume any obligations under such plans related to any period of time. Pacific and Southern shall be fully and solely responsible for any costs, expenses, obligations and liabilities, vested or non-vested, arising out of the pension or retirement obligations attributable to the Radio Stations' current or former employees related to the period prior to the Closing Date. Pacific and Southern agrees to indemnify, defend and hold Citicasters harmless from and against all direct and indirect costs, expenses or liabilities arising from or relating to claims made by the Radio Stations' employees (i) by reason of termination of employment pursuant to this Agreement, and (ii) in respect of any employee benefit plans of Pacific and Southern.
                  (e) To the extent severance is required, Pacific and Southern will be responsible for all employee severance obligations with respect to Radio Stations employees who are not hired by Citicasters on the Closing Date or whose employment at the Radio Stations terminates at any time between the Closing Date and sixty (60) days thereafter, unless such termination is for cause; provided, however, that Citicasters will reimburse Pacific and Southern for such severance obligations in accordance with the following:
                           (i) for employees not covered by a collective
                  bargaining agreement, two (2) weeks' compensation for each terminated employee's initial year of employment or portion of a year at the Radio Stations, and one (1) week's compensation for each additional year or portion of a year;
                           (ii)  for employees covered by a collective
                  bargaining agreement, severance pay as defined in such agreement.
Citicasters will reimburse Pacific and Southern for its severance obligations hereunder as follows: (i) on the Closing Date, for severance paid to Radio Stations employees not hired by Citicasters on the Closing Date, and (ii) promptly after receipt of written notice from Pacific and Southern, for severance paid to Radio Stations employees whose employment terminates between the Closing Date and sixty (60) days thereafter.
                  (f) Pacific and Southern will be responsible for all medical insurance costs relating to COBRA coverage for those Radio Station Employees who are not hired by Citicasters on the Closing Date, and Citicasters will be responsible for all medical insurance costs relating to COBRA coverage for those Radio Stations employees whose employment at the Radio Station terminates at any time after the Closing Date.
                  (g) Citicasters and Pacific and Southern, each in its sole discretion, shall determine what employee benefits will be made available to the employees of the Radio Stations and the Television Station, respectively, on and after the Closing; provided, however, that each party will (i) waive any health plan coverage waiting period or pre-existing condition rules for all employees it hires hereunder, and (ii) offer medical coverage to all of such employees on and after the Closing Date.
                  12.4  ACCOUNTS RECEIVABLE.
                  (a) For a period of six (6) months following the Closing Date (the "Collection Period"), Pacific and Southern shall continue to collect and receive payment in the ordinary course of business with respect to the Television Station's accounts receivable for the period prior to the Closing Date

(the "Television Station Receivables"), and shall pursue collection thereof in accordance with Pacific and Southern's normal practices; provided, however, that in no event shall this obligation extend to the institution of litigation, employment of any collection agency, legal counsel, or other third party or any other extraordinary means of collection by Pacific and Southern. All payments from each obligor of a Television Station Receivable not identified to a specific invoice shall be applied on a "first-in, first-out" basis during the Collection Period so that each payment from an obligor is applied first to the oldest outstanding account receivable of such obligor. Pacific and Southern shall remit to Citicasters no later than ten (10) days after the end of each of Pacific and Southern's fiscal accounting periods during the Collection Period those amounts required to be paid to Citicasters hereunder during such period.
                  Following the end of the Collection Period, Pacific and Southern shall cease to have any further responsibilities with respect to the uncollected Television Station Receivables (except that Pacific and Southern shall promptly remit to Citicasters any amount subsequently received by Pacific and Southern expressly on account of the Television Station Receivables), and Citicasters may collect any uncollected Television Station Receivables in any manner Citicasters chooses.

                  (b) During the Collection Period, Citicasters shall continue to collect and receive payment in the ordinary course of business with respect to the Radio Stations' accounts receivable for the period prior to the Closing Date (the "Radio Stations Receivables") and shall pursue collection thereof in accordance with Citicasters's normal practices; provided, however, that in no event shall this obligation extend to the institution of litigation, employment of any collection agency, legal counsel, or other third party or any other extraordinary means of collection by Citicasters. All payments from each obligor of a Radio Stations Receivable not identified to a specific invoice shall be applied on a "first-in, first-out" basis during the Collection Period so that each payment from an obligor is applied first to the oldest outstanding account receivable of such obligor. Citicasters shall remit to Pacific and Southern no later than ten (10) days after the end of each calendar month during the Collection Period those amounts required to be paid to Citicasters hereunder during such month.
                  Following the end of the Collection Period, Citicasters shall cease to have any further responsibilities with respect to the uncollected Radio Stations Receivables (except that Citicasters shall promptly remit to Pacific and Southern any amount subsequently received by Citicasters expressly on account of the Radio Stations Receivables), and

Pacific and Southern may collect any uncollected Radio Stations Receivables in any manner Pacific and Southern chooses.
         12.5  FURTHER ASSURANCES.
                  (a) From time to time after the Closing Date, without further consideration, each party will, at its expense, (i) execute and deliver, or cause to be executed and delivered, such documents to the other party as such party may reasonably request in order to effectively vest in the other party good title to the Stations Assets, and (ii) use all reasonable efforts to obtain any necessary third party consents to the assignment of the Television Station Contracts and Radio Stations Contracts, subject to the terms of Section 7.7 above.
                  (b) From time to time after the Closing Date, each party will provide the other party with access, with reasonable prior notice and during normal business hours, to the financial records of the Television Station and the Radio Stations, as applicable, related to the period prior to the Closing Date for use by such party in connection with tax and/or legal proceedings related to its operation of such Stations prior to the Closing Date. Each party agrees to maintain all tax records related to the Stations for all tax years that remain open as of the Closing Date unless and until (i) the other party notifies such party that any such tax year(s) are closed or (ii) such party has given the other party prior notice of its intent to destroy such records and the other party has not reasonably and promptly requested that such records not be destroyed.
         12.6     SCHEDULES; LENDER AMENDMENT.
                  (a)  Pacific and Southern will deliver to
Citicasters, within fifteen (15) days immediately following the date of this Agreement, all schedules and related documents required to be delivered under this Agreement by Pacific and Southern. Citicasters shall be permitted, for a period of twenty (20) days (or thirty (30) days with respect to matters referred to in Sections 8.8(a) and (b) above) immediately following its receipt of such schedules and documents, to terminate this Agreement if (i) such schedules reveal any conditions of which Citicasters is not aware as of the date of this Agreement and/or any breaches of Pacific and Southern's representations, warranties and/or covenants hereunder, which unknown conditions and/or breaches in the aggregate would have a material adverse effect on the aggregate value of the Radio Stations or on Citicasters's ability to operate any Radio Station as it is currently being operated by Pacific and Southern, or (ii) the parties are unable to agree upon which Television Station Contracts and Radio Stations Contracts are Material Television Station Contracts and Material Radio Station Contracts. Following any such termination, the parties shall have no further obligation to one another in respect of this Agreement.
                  (b) Citicasters will deliver to Pacific and Southern, within fifteen (15) days immediately following the date of this Agreement, all schedules required to be delivered under this Agreement by Citicasters. Pacific and Southern shall be permitted, for a period of twenty (20) days (or thirty
(30) days with respect to matters referred to in Section 9.8(a) and (b) above) immediately following its receipt of such schedules and information, to terminate this Agreement if (i) such schedules reveal any condition of which Citicasters was unaware as of the date of this Agreement and/or any breaches of Citicasters's representations, warranties and/or covenants hereunder, which unknown conditions and/or breaches in the aggregate would have a material adverse effect on the value of the Television Station or on Pacific and Southern's ability to operate the Television Station as it is currently being operated by Citicasters, or (ii) the parties are unable to agree upon which Television Station Contracts and Radio Stations Contracts are Material Television Station Contracts and Material Radio Stations Contracts. Following any such termination, the parties shall have no further obligation to one another in respect of this Agreement.
         (c) Within fifteen (15) days after the execution of this Agreement, Citicasters will enter into an amendment to its existing Credit Agreement with its lenders to clarify the language of the Credit Agreement. Neither the absence of any such amendment nor the amendment shall impose any additional conditions to the closing of this transaction.
         Citicasters shall notify Pacific and Southern within such fifteen-day period whether such amendment has been completed. If Citicasters (a) does not so notify Pacific and Southern that an amendment has been completed, or (b) notifies Pacific and Southern that an amendment has been completed but the Credit Agreement, as amended, contains conditions or requirements that require changes to this Agreement, or the listing of the Credit Agreement in any of the Schedules hereto that would have an adverse effect on the transaction; then, Pacific and Southern shall be entitled to terminate this Agreement upon fifteen
(15) days written notice (provided that if Pacific and Southern sends notice of termination to Citicasters, Citicasters shall have an additional fifteen days from the date of receipt of such notice to further amend the Credit Agreement to cure the objection by Pacific and Southern before the termination notice will be effective) without any further liability hereunder of one party to the other.
         12.7 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by the party granting the waiver. Any such waiver or failure to insist upon strict compliance with a term of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.
         12.8 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission or mailed by registered or certified mail (return receipt requested),at such other address for a party as shall be specified by like notice):

                  (a)      If to Citicasters, to:

                           c/o Jacor Communications, Inc.
                           1300 PNC Center
                           201 East 5th Center
                           Cincinnati, Ohio 43202
                           Attention: Randy Michaels
                           Fax No.  (513) 621-6087

                           with a copy to:

                           Graydon, Head & Ritchey
                           1900 Fifth Third Center
                           511 Walnut Street
                           Cincinnati, Ohio 45202-3157
                           Attention:  John J. Kropp, Esq.
                           Fax No.  (513) 651-3836

                  (b)      If to Pacific and Southern to:

                           Gannett Broadcasting
                           1100 Wilson Boulevard
                           Arlington, Virginia 22234
                           Attention: Cecil L. Walker
                           Fax No. (703)247-3114

                           with a copy to:

                           Gannett Co., Inc.
                           1100 Wilson Boulevard
                           Arlington, Virginia 22234
                           Attention: Thomas L. Chapple, Esq.
                           Fax No. (703)558-3897

         12.9 ASSIGNMENT. This Agreement and all of its terms shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party hereto, except that either party may assign or transfer this Agreement to any of its affiliates or subsidiaries, except that Citicasters may collaterally assign any or all of its rights to receive cash payments under this Agreement in the event Citicasters finds it necessary or is required to provide such an assignment to a third party who is providing substantial financing to Citicasters, Citicasters, Inc. and/or Jacor Communications, Inc., which assignment shall be deemed to be permitted by this Section 12.9 without any further authorization needed; provided, however, that Pacific and Southern will not be obligated to enter into any agreement with any such third party lender.

         12.10 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York. Any action, suit or proceeding brought by Citicasters relating to or arising out of this Agreement or any other agreement, instrument, certificate or other document delivered pursuant hereto (or the enforcement hereof or thereof), may be brought and prosecuted as to all parties in, and each of the parties hereby consent to service of process, personal jurisdiction and venue in, the state and Federal courts of general jurisdiction located in Hamilton County, Ohio. Any action, suit or proceeding brought by Pacific and Southern relating to or arising out of this Agreement or any other agreement, instrument, certificate or other document delivered pursuant hereto (or the enforcement hereof or thereof), may be brought and prosecuted as to all parties in, and each of the parties hereby consent to service of process, personal jurisdiction and venue in, the state and Federal courts of general jurisdiction located in Arlington County, Virginia.
         12.11 BULK SALES LAW. As an inducement to the other party to waive compliance with the provisions of any applicable bulk transfer laws, each party covenants that it will promptly pay and discharge all debts, obligations and liabilities relating to its Stations which are not expressly assumed by the other party under this Agreement as and when

                                     - 85A -




they become due and payable. Each party further agrees to indemnify and hold the other party harmless pursuant to Article X above from all Loss and Expense suffered by the other party by reason of or arising out of claims made by creditors with respect to non-compliance with any bulk transfer law.
         12.12 CONTROL OF THE STATIONS. Prior to the Closing Date, neither party shall directly or indirectly control, or attempt to control, the operations of the other party's Stations. Such operations, including complete control and supervision of all programming, employees and policies, shall be the sole responsibility of the party owning such Stations.
         12.13 REMEDIES; NOT EXCLUSIVE. In the event of a breach of this Agreement by either party hereunder which gives rise to a right of termination of this Agreement, the non-breaching party shall be entitled, in addition to any other available remedies, to seek and obtain specific performance of the terms of this Agreement.
         12.14 PUBLIC ANNOUNCEMENTS. Unless required by law, rule or regulation, no public announcement (including an announcement to employees) or press release concerning the transactions provided for herein shall be made by any party without the prior written approval of the other party. With respect to any disclosures required by applicable law, rule or regulation, including disclosure requirements under applicable

                                     - 85B -




securities acts, each party will consult with the other party prior to making any such disclosures.
         12.15 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute one agreement, and all of which when taken together shall constitute one agreement. This Agreement shall become effective when counterparts of this Agreement have been executed and delivered to each party.
         12.16 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the Exhibits and Schedules hereto and the documents delivered hereunder, embodies the entire agreement and understanding of the parties in respect of the subject matter hereof, and supersedes all prior agreements and understandings between the parties. This Agreement may not be amended except in a writing signed by both parties.

         Citicasters and Pacific and Southern have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                       CITICASTERS CO.


                                       By: R. Christopher Weber
                                          -------------------------
                                       Title: Senior Vice President
                                             ----------------------

                                       PACIFIC AND SOUTHERN
                                       COMPANY, INC.

                                       By: Cecil L. Walker
                                          -------------------------
                                       Title: President
                                             ----------------------